UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

LORILLARD, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April [—], 2013

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders for 2013 (the “Annual Meeting”) of Lorillard, Inc. (the “Company”), which will be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, on May 14, 2013 at 10:00 a.m., eastern daylight time.

At the Annual Meeting, shareholders will be asked to amend the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Board of Directors and provide for the annual election of directors, to elect the three director nominees named in the attached proxy statement to hold office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if the amendment of the Certificate of Incorporation is not approved), to hold a non-binding, advisory vote to approve the Company’s executive compensation, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, to consider a shareholder proposal, if properly presented at the Annual Meeting, and to transact such other business as may properly come before the meeting. The accompanying Notice of Annual Meeting and Proxy Statement describe in more detail the business to be conducted at the Annual Meeting and provide other information concerning the Company of which you should be aware when you vote your shares. Also enclosed is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Admission to the Annual Meeting will be by ticket only. If you are a registered shareholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the “About the Annual Meeting of Shareholders” section of the Proxy Statement to obtain a ticket.

Your participation in the Company’s Annual Meeting is important, regardless of the number of shares you own. In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. As a shareholder of record, you can vote your shares by telephone, electronically via the Internet or by submitting the enclosed proxy card. If you vote using the proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

The Board of Directors appreciates your time and attention in reviewing the accompanying Proxy Statement. Thank you for your interest in Lorillard, Inc. We look forward to seeing you at the meeting.

Sincerely,

Murray S. Kessler

Chairman, President and CEO

LORILLARD, INC.

714 Green Valley Road

Greensboro, North Carolina 27408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FOR 2013

To Be Held on May 14, 2013

To Our Shareholders:

The Annual Meeting of Shareholders of Lorillard, Inc. (the “Company”) for 2013 will be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, on May 14, 2013 at 10:00 a.m., eastern daylight time (the “Annual Meeting”), to consider and vote upon the following matters:

1. To amend the Lorillard, Inc. Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Board of Directors and provide for the annual election of directors;

2. To elect the three director nominees named in the attached proxy statement to hold office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if the amendment of the Certificate of Incorporation is not approved), and until their successors are duly elected and qualified;

3. An advisory vote to approve the Company’s executive compensation;

4. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

5. To consider a shareholder proposal on disclosure of lobbying policies and practices, if properly presented at the Annual Meeting; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 25, 2013 as the record date for the Annual Meeting. Only shareholders of record as of the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Ronald S. Milstein

Executive Vice President, Legal and External Affairs,

General Counsel and Secretary

April [—], 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS FOR 2013 TO BE HELD ON MAY 14, 2013. THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, BOTH OF WHICH ARE PROVIDED HEREWITH, ARE ALSO AVAILABLE AT http://investors.lorillard.com/phoenix.zhtml?c=134955&p=irol-proxy.

PLEASE VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT. IF VOTING USING THE ENCLOSED PROXY CARD, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THE ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

2013 Proxy Summary

This proxy summary highlights information contained elsewhere in the Proxy Statement and does not contain all information that you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

• Time and Date	10:00 a.m. EDT on Tuesday, May 14, 2013

• Place	O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408

• Record Date	March 25, 2013

• Voting	Shareholders as of the record date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and each proposal to be voted upon. There is no cumulative voting.

• Admission	An admission ticket is required for attendance at the Annual Meeting. Please see page 1 for instructions.

Voting Matters

Proposal	Description	Board’s Voting Recommendation	Page
1	Amendment of Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR	6
2	Election of three director nominees to hold office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if Proposal No. 1 is not approved)	FOR each Nominee	11
3	Non-binding, advisory vote to approve the Company’s executive compensation	FOR	22
4	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	FOR	56
5	Shareholder proposal on disclosure of lobbying policies and practices	AGAINST	59

Corporate Governance

The following table summarizes certain corporate governance and compensation policies, practices and facts.

Size of Board	8
Average Age of Directors	61
Number (%) of Independent Directors	7 (87.5%)
Annual Election of Directors	No*
Majority Voting of Directors	Yes
Separate Chairman and CEO	No
Lead Independent Director	Yes
Aggregate Number of Board and Committee Meetings in 2012	31
Executive Sessions of Independent Directors	Yes
Committees Comprised Solely of Independent Directors	Yes
Committees Authorized to Engage Independent Advisors	Yes
Shareholder Rights Plan (“Poison Pill”)	No
Employment Agreements with Named Executive Officers	No
Change in Control Tax Gross Ups	No**
Clawback Policy	Yes
Stock Ownership Guidelines	Yes
No Hedging Policy	Yes

*	Subject to the approval of shareholders of the declassification of the Board in Proposal No. 1, the Company will begin electing directors for one-year terms at the Annual Meeting, and all directors annually by the Annual Meeting of Shareholders for 2015.

**	The Company ceased providing change in control tax gross up provisions in new severance agreements for executive officers in 2010 and has committed to eliminate existing tax gross up provisions by January 1, 2014.

Proposal No. 1 — Declassification of Board of Directors (see page 6)

The Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) currently provides that the Board of Directors is divided into three classes with each class elected every three years. After careful consideration, the Board has determined that it would be in the best interests of the Company and its shareholders to amend the Company’s Certificate of Incorporation as set forth in Appendix A, to declassify the Board and provide for the annual election of all directors (the “Declassification Amendment”). As the Declassification Amendment would not shorten the existing term of a director, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendment will complete those terms. If the Company’s shareholders approve the Declassification Amendment, the directors elected at the 2013 Annual Meeting (and at each annual meeting thereafter) will be elected for one-year terms and beginning with the 2015 annual meeting the entire Board will be elected annually. Approval of the Declassification Amendment requires the affirmative vote of the holders of 80% of the shares of our Common Stock outstanding and entitled to vote on the proposal, provided that a quorum is present. The Board recommends a vote FOR this proposal.

Proposal No. 2 — Election of Three Director Nominees (see page 11)

Name	Age	Director Since	Independent	Committee Membership
				Audit	Compensation	Nominating
Andrew H. Card, Jr.	65	2011	Yes			X
Virgis W. Colbert	73	2008	Yes		Chair	X
Richard W. Roedel*	63	2008	Yes	Chair		X

*	Mr. Roedel also serves as the Lead Independent Director.

Each of our incumbent directors, including the director nominees, attended at least 75% of Board and committee meetings on which he or she served during 2012. If elected, the director nominees will serve until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if Proposal No. 1 is not approved). The Board recommends a vote FOR each director nominee.

Other Incumbent Directors (not up for election at the Annual Meeting):

Name	Age	Director Since	Independent	Committee Membership
				Audit	Compensation	Nominating
Robert C. Almon	61	2008	Yes	X	X
Dianne Neal Blixt	53	2011	Yes	X	X
David E.R. Dangoor	63	2008	Yes	X		X
Kit D. Dietz	56	2008	Yes		X	Chair
Murray S. Kessler	53	2010	No

Proposal No. 3 — Advisory Vote to Approve the Company’s Executive Compensation (see page 22)

We are asking shareholders to approve on an advisory basis the compensation for our Named Executive Officers. The Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to provide pay for performance and align each executive’s interests with the interests of our shareholders. The Board recommends a vote FOR this proposal.

Provided below are a few highlights of our performance and enhancements to our executive compensation policies and practices in 2012.

•	Annual net sales reached a record $6.623 billion, a 2.4% increase compared to record results in 2011.

•	Adjusted earnings per diluted share(1) for 2012 reached a record $2.82, a 7.2% increase compared to 2011.

•	The 10th consecutive year of market share gains reached a record 14.4%, a 0.3 share point increase over 2011.

•	Total Newport domestic retail market share in 2012 reached a record 12.1%, a 0.2 share point increase over 2011.

•	The acquisition of blu eCigs was completed in April 2012 and was accretive to the Company’s earnings in 2012.

•	$1.4 billion was returned to shareholders in 2012 in the form of share repurchases and dividends.

•

The Compensation Committee determined that the Company achieved 97% of its adjusted net operating income target and 101% of its Newport market share target under the 2012 annual incentive plan. Notwithstanding the Company’s strong performance in 2012, on average the payouts under the 2012 annual incentive plan for the Named Executive Officers decreased by 38% compared to payouts for 2011.

•

In 2012, the Board and Compensation Committee also maintained policies or have taken actions in 2012 and 2013 to enhance the Company’s executive governance and compensation policies and practices, including the following:

o	Replaced stock option awards with performance-based restricted stock units, subject to prospective performance metrics and three-year cliff vesting for earned shares, if any;

o	Enhanced stock ownership guidelines for our directors and senior executives, including the Named Executive Officers;

(1)

See Appendix C, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results,” for a reconciliation of adjusted earnings per diluted share to reported earnings per diluted share for 2011 and 2012.

o	Eliminated share recycling for stock option and SAR awards in the 2008 Incentive Compensation Plan;

o	Retained an executive compensation consultant for the Compensation Committee with no relationships with the Company other than as consultant to the Committee;

o	Eliminated change in control tax gross up provisions in all new severance agreements and committed to eliminating tax gross up provisions in existing severance agreements on or before January 1, 2014;

o	Eliminated employment agreements with executive officers, including the Chief Executive Officer;

o	Maintained a clawback policy applicable to all participants in our incentive compensation plans, including the Named Executive Officers; and

o	Maintained a policy prohibiting all hedging activities in the Company’s Common Stock for all directors and senior executives, including the Named Executive Officers.

Proposal No. 4 — Ratification of Independent Auditors (see page 56)

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The submission of this matter for approval by shareholders is not legally required; however, the Board of Directors believes that such submission provides shareholders an opportunity to provide feedback on an important issue of corporate governance. Below is summary information regarding Deloitte & Touche LLP’s fees for services provided in 2011 and 2012. The Board recommends a vote FOR this proposal.

	Year Ended December 31,
Fees by Type	2012	2011
	(In 000s)
Audit fees	$1,661	$1,494
Audit-related fees	573	249
Tax fees	443	162
All other fees	—	—

Total	$2,677	$1,905

Annual Meeting of Shareholders for 2014

The deadline for submission of shareholder proposals for inclusion in the proxy statement for the Annual Meeting of Shareholders for 2014 is December 4, 2013.

About the Annual Meeting of Shareholders	1
Proposal No. 1 — Amendment of the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of Directors	6
Board of Directors	8
Proposal No. 2 — Election of Three Director Nominees to Hold Office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if Proposal No. 1 is not approved)	11
Committees of the Board	12
Board and Shareholder Meetings	13
Director Compensation	14
Corporate Governance	15
Certain Relationships and Related Person Transactions	19
Executive Officers	19
Security Ownership of Certain Beneficial Owners and Management	20
Section 16(a) Beneficial Ownership Reporting Compliance	21
Proposal No. 3 — Advisory Vote to Approve the Company’s Executive Compensation	22
Executive Compensation	24
Compensation Discussion and Analysis	24
Compensation Committee Report	44
Compensation Committee Interlocks and Insider Participation	44
Summary Compensation Table	45
Grants of Plan-Based Awards for 2012	46
Outstanding Equity Awards at Fiscal Year End for 2012	47
Option Exercises and Stock Vested in 2012	50
Pension Benefits for 2012	51
Potential Payments upon Termination of Employment or Change in Control	52
Equity Compensation Plan Information	55
Proposal No. 4 — Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm	56
Report of the Audit Committee	57
Principal Accountant Fees and Services	58
Proposal No. 5 — Shareholder Proposal on Disclosure of Lobbying Policies and Practices	59
Shareholder Proposals for Annual Meeting of Shareholders for 2014	62
Other Business	62
Appendix A — Proposed Declassification Amendment to the Company’s Certificate of Incorporation	A-1
Appendix B — Lorillard, Inc. Independence Standards for Directors	B-1
Appendix C — Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results	C-1

LORILLARD, INC.

714 Green Valley Road

Greensboro, North Carolina 27408

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS FOR 2013

TO BE HELD ON MAY 14, 2013

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

Who is soliciting my vote?

The Board of Directors of Lorillard, Inc., a Delaware corporation (“we,” “our,” “us,” “Lorillard” or the “Company”), is soliciting your vote at our Annual Meeting of Shareholders for 2013, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date at the time and place, and for the purposes set forth in the accompanying notice. This Proxy Statement and Appendices A and B, the accompanying Notice of Annual Meeting, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on February 19, 2013 are being mailed to shareholders on or about April [—], 2013.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act on the matters outlined in the accompanying notice. The only matters scheduled to be acted upon at the Annual Meeting are (1) an amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors (see page 6 of this Proxy Statement), (2) the election of the three nominees named in this Proxy Statement to hold office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if the amendment of the Certificate of Incorporation is not approved) (see page 11 of this Proxy Statement), (3) a non-binding, advisory vote to approve the Company’s executive compensation (see page 22 of this Proxy Statement), (4) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (see page 56 of this Proxy Statement), (5) a shareholder proposal on disclosure of lobbying policies and practices, if properly presented at the Annual Meeting (see page 59 of this Proxy Statement) and (6) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who can attend the Annual Meeting?

Only shareholders of record as of March 25, 2013 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. Registration and seating for the Annual Meeting on May 14, 2013 will begin at 9:00 a.m. Shareholders will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 714 Green Valley Road, Greensboro, North Carolina 27408, the Company’s principal place of business, and ending on the date of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

Yes. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives and our guests. Admission will be by ticket only. For registered shareholders, the bottom portion of the proxy card enclosed with the Proxy Statement is the Annual Meeting ticket. If you are a beneficial owner and hold your shares in “street name,” or through an intermediary, such as a bank or broker, you should request tickets in writing from Lorillard, Inc., Attention: Investor Relations, 714 Green Valley Road, Greensboro, North Carolina 27408, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding your stock, confirming your beneficial ownership. Shareholders who do not obtain tickets in advance may obtain them on the Annual Meeting date at the registration desk upon verifying their stock ownership as of the Record Date. In accordance with our security procedures, all persons attending the Annual Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Annual Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at our discretion.

How many votes do I have?

You will have one vote for every share of our common stock, $0.01 par value, (“Common Stock”) you owned on the Record Date.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a bank or broker for a beneficial owner are not voted with respect to a particular proposal because (i) the bank or broker has not received voting instructions from the beneficial owner and (ii) the bank or broker lacks discretionary voting power to vote such shares on a particular matter. Under the New York Stock Exchange (the “NYSE”) regulations, a bank or broker does not have discretionary voting power with respect to “non-routine” matters. The NYSE rules classify Proposal Nos. 1, 2, 3 and 5 in the Proxy Statement as non-routine matters which prevents banks and brokers from voting the shares of beneficial owners who do not provide voting instructions. As a result, banks and brokers do not have discretionary authority to vote the shares of beneficial owners for Proposal Nos. 1, 2, 3 and 5. Banks and brokers have discretionary authority to vote on Proposal No. 4.

How many votes can be cast by all shareholders?

[—] votes may be cast at the Annual Meeting, representing one vote for each share of our Common Stock that was outstanding on the Record Date. There is no cumulative voting, and the holders of our Common Stock vote together as a single class.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be represented, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions will be counted as present in determining the existence of a quorum.

How many votes are required to elect directors and adopt any other proposals?

Proposal No. 1 — amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors — requires the affirmative vote of the holders of 80% of the shares of our Common Stock outstanding and entitled to vote on the proposal. Votes may be cast “for” or “against” the proposal, or a shareholder may abstain from voting on such proposal. Pursuant to applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as negative votes. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal. Broker non-votes will have the same effect as negative votes.

Proposal No. 2 — the election of each director nominee – requires the affirmative vote of a majority of the votes cast “for” or “against” each nominee’s election at the Annual Meeting, in person or by proxy. Votes may be cast “for” or “against” each nominee or a shareholder may abstain from voting with respect to one or more nominees. In determining whether the nominees have received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote. Pursuant to NYSE regulations, brokers do not have discretionary voting power on this proposal, and broker non-votes will have no effect on the outcome of the vote. In the event of a contested election, the nominees will be elected by the affirmative vote of a plurality of the votes cast for the election of directors at the Annual Meeting.

Proposal Nos. 3, 4 and 5 — the nonbinding, advisory vote to approve the Company’s executive compensation, the ratification of the selection of our independent registered public accounting firm and one shareholder proposal — and generally all other matters that may come before the Annual Meeting, require the affirmative vote of the holders of a majority of the shares of our Common Stock represented, in person or by proxy, and entitled to vote on the specific proposal at the Annual Meeting. Votes may be cast “for” or “against” such proposals, or a shareholder may abstain from voting on such proposals. Abstentions will have the same effect as a negative vote on these proposals. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to any of these proposals, except the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

How do I vote?

You can vote in person or by valid proxy received by telephone, via the Internet or by mail. If voting by mail, you must:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the enclosed envelope; and

•	allow sufficient time for the proxy card to be received before the date of the Annual Meeting.

Alternatively, in lieu of returning signed proxy cards, our shareholders of record can vote their shares by telephone or via the Internet. If you are a registered shareholder (that is, if you hold your stock in certificate form or book entry form on the records of our transfer agent), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., eastern daylight time, on May 13, 2013. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to our Corporate Secretary or by attending the Annual Meeting and voting in person. However, if you hold shares in “street name,” you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

What if I do not vote for some of the matters listed on my proxy card?

Shares of our Common Stock represented by proxies received by us (whether through the return of the enclosed proxy card, by telephone or through the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement will be voted in accordance with the specification(s) so made.

If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. If you sign and return your proxy card without specific voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted in accordance with the Board’s voting recommendations as follows:

Proposal	Description	Board’s Voting Recommendations
1	Amendment of Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR
2

Election of three director nominees to serve until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if Proposal No. 1 is not approved)

FOR each Nominee
3	Non-binding, advisory vote to approve the Company’s executive compensation	FOR
4	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	FOR
5	Shareholder proposal on disclosure of lobbying policies and practices	AGAINST

If you are a shareholder through a bank or broker, see “What is a broker non-vote?” above for more information on how shares may be voted in the absence of submitted voting instructions.

Could other matters be decided at the Annual Meeting?

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means. We have engaged Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies for a fee of $14,000 plus expenses. In accordance with the regulations of the SEC and the NYSE, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock as of the Record Date.

Has the Company adopted the new e-proxy rules for the delivery of the proxy materials?

No. We are delivering the proxy materials, including the 2012 Annual Report, the Proxy Statement and other materials, to all shareholders. We will evaluate whether to adopt the notice and access option under the e-proxy rules for delivery of proxy materials for future annual meetings.

How can I access the Company’s proxy materials and 2012 Annual Report electronically?

Copies of the 2012 Annual Report, the Proxy Statement and other materials filed by the Company with the SEC are available without charge to shareholders on our corporate website at www.lorillard.com or upon written request to Lorillard, Inc., Attention: Corporate Secretary, 714 Green Valley Road, Greensboro, North Carolina 27408. You can elect to receive future annual reports and proxy statements electronically by following the instructions provided if you vote via the Internet or by telephone.

What financial information is accompanying the Proxy Statement?

Accompanying the Proxy Statement is the 2012 Annual Report. The 2012 Annual Report includes our audited consolidated financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012,

2011 and 2010. Based on the inherent uncertainties of our business, the historical financial information included in the 2012 Annual Report and selected financial data may not be indicative of what our results of operations and financial position will be in the future.

Has the Proxy Statement been updated to reflect the Company’s three-for-one stock split on January 15, 2013?

Yes. The Company’s Board of Directors declared a three-for-one split of our Common Stock effected in the form of a 200% stock dividend. The record date of the stock split was December 14, 2012, and the additional shares were distributed January 15, 2013. All shares, per share amounts and exercise prices for all periods presented in this Proxy Statement have been adjusted for the stock split.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL NO. 1 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

After careful consideration, the Board has determined that it would be in the best interests of the Company and its shareholders to amend the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) as set forth on Appendix A and as described below, to declassify the Board and provide for the annual election of all directors (the “Declassification Amendment”). The Board has unanimously approved, and recommends that the Company’s shareholders approve, the Declassification Amendment.

Article FIFTH, Paragraph C. of the current Certificate of Incorporation provides that the Board is divided into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and members of each class are elected to serve for staggered three-year terms.

A classified board generally provides for continuity and stability, promotes a long-term focus and may be beneficial in the event of an unsolicited takeover attempt. At the 2012 Annual Meeting of Shareholders, a shareholder proposal to declassify the Board received a favorable vote from our shareholders. The Board considered the various positions for and against a classified board and also considered the vote of shareholders in favor of the declassification proposal. The Board recognizes that many investors favor annual elections, believe that annual elections foster board accountability and consider adoption of a declassified board structure a corporate governance “best practice.” As a result, the Board has concluded that the Declassification Amendment is in the best interests of the Company and its shareholders.

As the Declassification Amendment would not shorten the existing term of a director, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendment (including directors elected at the 2012 Annual Meeting) will complete those terms. If the Company’s shareholders approve the Declassification Amendment, the directors elected at the 2013 Annual Meeting (and at each annual meeting thereafter) will be elected for one-year terms and beginning with the 2015 annual meeting the entire Board will be elected annually. The Declassification Amendment provides that prior to the termination of the division of directors into three classes, any director of any class elected to fill a vacancy resulting from an increase in the number of directors of that class would hold office for the same term as remains for that class or, following such termination, directors so elected would hold office until the first annual meeting of shareholders held after such election. The Declassification Amendment also provides that any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

To implement this change, Company shareholders are being asked to vote in favor of the Declassification Amendment. If the Company’s shareholders approve the Declassification Amendment, it will become legally effective upon the filing with the Delaware Secretary of State of a certificate of amendment to the Company’s Certificate of Incorporation. The Company would make that filing shortly after this Annual Meeting. Under Article ELEVENTH of the Company’s Certificate of Incorporation, a vote of 80% of the voting power of the shares entitled to vote at an election of directors is required to approve the Declassification Amendment. To meet this requirement, holders of 80% of the Company’s common shares outstanding and entitled to vote must cast a vote for approval.

In addition, because Delaware law specifies that directors serving on a declassified board may be removed by shareholders either with or without cause, Article FIFTH, Paragraph E. would be amended to specify that directors elected for a one-year term may be removed with or without cause, but that directors serving the remainder of a three-year term will be removable only for cause. The above description is qualified in its entirety by the actual text of the proposed amendment to the Company’s Certificate of Incorporation as set forth in Appendix A.

If the proposed amendments described above are adopted and become effective, the Board will adopt conforming amendments to our Amended and Restated By-Laws. If the Company’s shareholders do not approve the Declassification Amendment, the Board will remain classified and the three Class II Directors to be elected at the Annual Meeting would be elected to a three-year term to serve until the Annual Meeting of Shareholders for 2015 and until their successors are duly elected and qualified. Similarly, the Class I and Class III Directors would continue to be elected for three-year terms as provided by the existing Certificate of Incorporation.

Vote Required

Approval of the Declassification Amendment requires the affirmative vote of the holders of 80% of the shares of our Common Stock outstanding and entitled to vote on the proposal, provided that a quorum is present. Votes may be cast “for” or “against” the proposal, or a shareholder may abstain from voting on such proposal. Pursuant to applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as negative votes. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal. Broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

BOARD OF DIRECTORS

Our Board of Directors currently consists of eight members. Our Certificate of Incorporation currently divides our Board of Directors into three classes of Directors having staggered terms, with one class being elected each year for a new three-year term and until their successors are elected and qualified. The term for Class I Directors expires at the Annual Meeting of our Shareholders for 2015, the term for Class II Directors expires at the Annual Meeting of our Shareholders for 2013 and the term for Class III Directors expires at the Annual Meeting of our Shareholders for 2014. Proposal No. 1 in this Proxy Statement, if approved by shareholders, would declassify the Company’s Board of Directors and provide for the annual election of directors. If Proposal No. 1 is approved by shareholders, the directors elected at the 2013 Annual Meeting and at each subsequent meeting thereafter will be elected for one-year terms resulting in the entire Board being elected annually beginning with the Annual Meeting of Shareholders for 2015. If Proposal No. 1 is not approved by shareholders, the directors elected in 2013 and thereafter will continue to be elected for three-year terms. The following table sets forth certain information with respect to the members of our Board of Directors:

Name	Age	Position(s)	Term Expires at Annual Meeting Held for the Year
Murray S. Kessler	53	Chairman of the Board, President and Chief Executive Officer	2014
Robert C. Almon	61	Director	2015
Dianne Neal Blixt	53	Director	2014
Andrew H. Card, Jr.	65	Director	2013
Virgis W. Colbert	73	Director	2013
David E.R. Dangoor	63	Director	2014
Kit D. Dietz	56	Director	2015
Richard W. Roedel	63	Lead Independent Director	2013

Below are biographies for each of the director nominees and continuing directors which contain information regarding the individual’s service as a director of the Company, business experience, director positions held currently or at any time in the past five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that such individual should serve as a director of the Company. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates to the Board is described below under “Corporate Governance — Nomination Process and Qualifications for Director Nominees” (see page 16 of this Proxy Statement).

Murray S. Kessler joined Lorillard in September 2010 as Director, President and Chief Executive Officer, and assumed the role of Chairman of the Board on January 1, 2011. Prior to joining Lorillard, Mr. Kessler was Vice Chair of Altria Group, Inc. (“Altria”) and President and Chief Executive Officer of UST LLC, a wholly owned subsidiary of Altria. Mr. Kessler held this position from January 2009 through June 2009, the six months following the acquisition of UST, Inc. (“UST”) by Altria. Prior to 2009, Mr. Kessler had served as Chairman of the Board of UST, the principal businesses of which included U.S. Smokeless Tobacco Company (“USSTC”) and Ste. Michelle Wine Estates, since January 2008 and President and Chief Executive Officer of UST since January 2007. He was President and Chief Operating Officer from November 2005 to December 2006 and was President of USSTC from April 2000 through October 2005. Mr. Kessler served as a director of UST from 2005 through 2008. Prior to joining UST, Mr. Kessler had over 18 years of consumer packaged goods experience with companies, including Campbell Soup and Clorox. As a result of these and other professional experiences, Mr. Kessler has particular knowledge of and extensive experience in the leadership, operations, strategic planning, finance, sales and marketing of a major company in the tobacco industry, senior management of regulated consumer package goods companies as well as public company board and committee practices.

Robert C. Almon became a director of Lorillard in November 2008. Mr. Almon has served as Senior Adviser to the President for Enterprise Finance and Long-range Financial Planning at Pace University in New York since January 2012, and served as Pace’s Executive Vice President and Chief Financial Officer from May 2010 through January 2012. From 1998 until 2007, Mr. Almon was a principal of Ernst & Young LLP where he established and served as National Director of the Center for Strategic Transactions, a strategy consulting practice focused on enhancing shareholder value, and subsequently he served on Ernst & Young’s Partner Advisory Council. Prior to 1998, Mr. Almon was a Managing Director in Corporate Finance at Salomon Brothers (now Citigroup) and previously at Lehman Brothers. Before becoming an investment banker he held strategic and treasury positions with General Motors Corporation and General Motors Acceptance Corporation (now Ally Financial). Since May 2009, Mr. Almon has served as the independent trustee of GMAC Common Equity Trust I (“Trust”) with absolute discretion to manage approximately 10% of the common equity interests of GMAC held by the Trust for the benefit of General Motors Company as sole beneficiary. As a result of these and other professional experiences, Mr. Almon has particular knowledge of and extensive experience in strategic consulting, capital structure, finance and risk management.

Dianne Neal Blixt became a director of Lorillard, Inc. in January 2011. Ms. Blixt served as Executive Vice President and Chief Financial Officer of Reynolds American Inc. (“RAI”) from July 2004 until her retirement in December 2007. Prior to that, she had served as Executive Vice President and Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc., a wholly owned subsidiary of RAI, from July 2003 to June 2004. Ms. Blixt served in various roles of increasing responsibility with RAI and its subsidiaries since 1988. Ms. Blixt served on the board of directors of LandAmerica Financial Group, Inc. from 2006 to 2009 and Metavante Technologies, Inc. from 2007 to 2009. She is also a board member for the Reynolda House Museum of American Art, the UNC Greensboro Bryan School MBA program, Summit School and The Children’s Home. As a result of these and other professional experiences, Ms. Blixt has particular knowledge and extensive experience in finance, accounting, risk management and strategic planning in the tobacco industry.

Andrew H. Card, Jr. became a director of Lorillard in August 2011. Mr. Card is a consultant and professional speaker. In July 2011, he became the Acting Dean of the Bush School at Texas A&M University. He served as Chief of Staff to President George W. Bush from November 2000 to April 2006. Prior to serving on the White House staff, Mr. Card was Vice President, Government Relations for General Motors Corporation. From 1993 to 1998, Mr. Card was President and Chief Executive Officer of the American Automobile Manufacturers Association. Mr. Card served as the 11th Secretary of Transportation under President George H.W. Bush from 1992 to 1993. He also served as a Deputy Assistant to the President and Director of Intergovernmental Affairs for President Ronald Reagan. Mr. Card serves as a director of Union Pacific Corp. As a result of these and other professional experiences, Mr. Card has particular knowledge of and extensive experience in top-level federal government relations, business leadership and economic affairs.

Virgis W. Colbert became a director of Lorillard in July 2008. Mr. Colbert served in a variety of key leadership positions with Miller Brewing Company since 1979, including Executive Vice President of Worldwide Operations from 1997 to 2005 and Senior Vice President of Operations from 1993 to 1997. He continues to serve as a Senior Advisor to MillerCoors LLC. Mr. Colbert serves on the Board of Directors of Bank of America Corp., The Hillshire Brands Company (formerly known as Sara Lee Corporation), Stanley Black & Decker and The Manitowoc Company, Inc. Mr. Colbert also served on the Board of Directors of Merrill Lynch & Co., Inc. from 2006 to 2008. He is Chairman Emeritus of the Board for the Thurgood Marshall Scholarship Fund, former Chairman of the Board of Trustees for Fisk University, and a member of Omega Psi Phi Fraternity and the Boulé. He is a life member of the National Association for the Advancement of Colored People. As a result of these and other professional experiences, Mr. Colbert has particular knowledge of and extensive experience in public company board and committee practices and in the management and oversight of a regulated consumer business, including operations, logistics and strategic planning.

David E.R. Dangoor became a director of Lorillard in July 2008. Mr. Dangoor has been President of Innoventive Partners LLC, a firm providing consulting services in the fields of marketing strategy and public relations, since 2003. Mr. Dangoor retired from Philip Morris Companies Inc. (now known as Altria) in 2002 following more than 27 years in senior executive positions, which included Head of Marketing, Philip Morris Germany; President, Philip Morris Canada; Senior Vice President of Marketing, Philip Morris USA, and

Executive Vice President, Philip Morris International. Mr. Dangoor serves as a director of Lifetime Brands, Inc.; Chairman of the Board of Directors of BioGaia AB; and a member of the Advisory Board of the Denihan Hospitality Group. As a result of these and other professional experiences, Mr. Dangoor has particular knowledge and extensive experience in marketing, finance and strategic planning in the tobacco industry.

Kit D. Dietz became a director of Lorillard in June 2008. Mr. Dietz is the principal of Dietz Consulting LLC, a consulting firm founded in 2004 to provide consulting services for the convenience industry in the United States and Canada. In 2003, Mr. Dietz was a Senior Vice President with Willard Bishop Consulting LTD, which provides consulting services to companies in the food industry, including consumer packaged goods companies. Mr. Dietz also served as Chairman of Tripifoods, Inc. and president of J.F. Walker Company, Inc., L&L Jiroch Distributing Company, Inc. and United Wholesale Company, Inc. In addition, Mr. Dietz has served on the Board of Directors of the American Wholesale Marketer’s Association, an international trade organization working on behalf of convenience distributors in the United States, and was the Chairman of its Industry Education Committee. Mr. Dietz continues to provide consulting services to the American Wholesale Marketer’s Association and leading consumer packaged goods manufacturers to enhance their market strategies and efficiencies in the convenience channel. As a result of these and other professional experiences, Mr. Dietz has particular knowledge of and extensive experience with supply chain and strategic consulting in the tobacco industry and its distribution channels.

Richard W. Roedel became a director of Lorillard in June 2008 and has served as Lead Independent Director since February 2010. He is also a director and audit committee member for IHS, Inc. and Six Flags Entertainment Corporation, and a director and non-executive chairman of Luna Innovations Incorporated. Mr. Roedel served on the Boards of Directors of Brightpoint, Inc. from 2002 to 2012 and Sealy Corporation from 2006 to March 2013. From 1985 through 2000, Mr. Roedel was employed by the accounting firm BDO Seidman LLP, the United States member firm of BDO International, as an Audit Partner, being promoted in 1990 to Managing Partner in Chicago, and then to Managing Partner in New York in 1994, and finally in 1999 to Chairman and Chief Executive. Mr. Roedel joined the Board of Directors of Take-Two Interactive Software, Inc., a publisher of video games, in November 2002 and served in various capacities with that company through June 2005 including Chairman and Chief Executive Officer. Mr. Roedel is a director and chairman of the audit committee of Broadview Network Holdings, Inc., a private company, and a director of the Association of Audit Committee Members, Inc., a non-profit association of audit committee members dedicated to strengthening the audit committee by developing best practices. Mr. Roedel is a certified public accountant. As a result of these and other professional experiences, Mr. Roedel has particular knowledge of and extensive experience in finance, accounting and risk management and in public company board and committee practices.

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the rules of the NYSE, our Board of Directors is required to affirmatively determine which directors are independent and to disclose such determination in the proxy statement for each annual meeting of shareholders. On February 14, 2013, our Board of Directors reviewed each director’s relationships with us in conjunction with our Independence Standards for Directors (the “Independence Standards”) and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our Independence Standards is attached to this Proxy Statement as Appendix B and is available on our corporate website at www.lorillard.com under the heading “Investor Relations — Governance.” A copy of our Independence Standards is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408. At the meeting, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that all non-executive directors — Ms. Blixt and Messrs. Almon, Card, Colbert, Dangoor, Dietz, and Roedel — meet the categorical standards under the Independence Standards and are independent directors under the NYSE Listing Standards.

In the course of its determination of the independence of each non-executive director, the Board of Directors considered the service of Ms. Blixt’s husband and the prior service of Ms. Blixt on the board of directors of Technology Concepts & Design, Inc. (“TCDI”), a litigation support technology company, which has provided services to the Company for more than nine years. In 2012, the Company paid $2.1 million in fees to TCDI.

Based on her husband’s position as a director, our Board considered Ms. Blixt’s relationship with TCDI and determined that it was not a material relationship for the purpose of determining her independence.

The Board determined that Mr. Kessler, who serves as an executive officer of the Company, is not an independent director. Accordingly, seven of the eight members of our Board of Directors are independent in compliance with our Corporate Governance Guidelines, which require a majority of independent directors.

PROPOSAL NO. 2 — ELECTION OF THREE DIRECTOR NOMINEES

The Board of Directors has nominated Messrs. Card, Colbert and Roedel to be elected at the Annual Meeting to serve for a one-year term ending at the Annual Meeting of Shareholders for 2014 (or as Class II Directors to serve until the Annual Meeting of Shareholders for 2016 if Proposal No. 1 is not approved) and until their successors are duly elected and qualified. Each of the nominees is currently an incumbent director of the Company.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the shares of our Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such other person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

Vote Required

Directors are elected by a majority of the votes cast “for” or “against” the nominee at the Annual Meeting, in person or by proxy, except in a contested election which will use a plurality voting standard. Votes may be cast “for” or “against” each nominee, or a shareholder may abstain from voting for one or more nominees. Pursuant to applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote. Pursuant to NYSE regulations, brokers do not have discretionary voting power on this proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE.

COMMITTEES OF THE BOARD

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consisting of directors who have been affirmatively determined to be “independent” as defined in our Independence Standards, the NYSE Listing Standards and applicable SEC regulations. Each of these committees operates pursuant to a written charter approved by the Board of Directors and available on our corporate website at www.lorillard.com under the heading “Investor Relations — Governance.” A copy of each committee charter is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408.

Committee Membership

Name	Director Since	Independent	Committee Membership
			Audit	Compensation	Nominating
Robert C. Almon	2008	Yes	X	X
Dianne Neal Blixt	2011	Yes	X	X
Andrew H. Card, Jr.	2011	Yes			X
Virgis W. Colbert	2008	Yes		Chair	X
David E.R. Dangoor	2008	Yes	X		X
Kit D. Dietz	2008	Yes		X	Chair
Murray S. Kessler	2010	No
Richard W. Roedel	2008	Yes	Chair		X
	Meetings in 2012		9	6	6

Audit Committee

The Audit Committee assists our Board of Directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit staff and our independent registered public accounting firm. In addition, the Audit Committee is responsible for oversight of our system of internal control over financial reporting and our enterprise risk management and has sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm.

The Audit Committee is comprised of Messrs. Roedel (Chair), Almon and Dangoor and Ms. Blixt. Each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. The Audit Committee is also required to have at least one member that qualifies as an “audit committee financial expert” as defined by the SEC regulations. Our Board of Directors has determined that Ms. Blixt and Messrs. Almon and Roedel qualify as audit committee financial experts, and that Mr. Roedel’s simultaneous service on the audit committees of three public companies, in addition to us, does not impair his ability to effectively serve on our Audit Committee. Each member of the Audit Committee is an independent director. During 2012, the Audit Committee met nine times.

Compensation Committee

The Compensation Committee is responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his or her performance in light of these goals; determining the compensation of our executive officers and other appropriate officers; reviewing and reporting to the Board of Directors on compensation of directors and board committee chairs; and administering our incentive and equity-based compensation plans. See “Executive Compensation” for additional information regarding the process for the determination and consideration of executive compensation, including the involvement of management and compensation consultants. The Compensation Committee is comprised of Ms. Blixt and Messrs. Colbert (Chair), Almon, and Dietz. Each member of the Compensation Committee is an independent director. During 2012, the Compensation Committee met six times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending nominees for our Board of Directors for each annual meeting (see “Nomination Process and Qualifications for Director Nominees” below); evaluating the composition, organization and governance of our Board of Directors and its committees and developing and recommending corporate governance principles and policies applicable to us. The Committee is comprised of Messrs. Dietz (Chair), Card, Colbert, Dangoor and Roedel. Each member of the Nominating and Corporate Governance Committee is an independent director. During 2012, the Nominating and Corporate Governance Committee met six times.

BOARD AND SHAREHOLDER MEETINGS

During 2012, our Board of Directors held ten meetings and the standing committees of the Board of Directors held an aggregate of 21 meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board of Directors on which they served in 2012. All directors are expected to attend each regularly scheduled Board of Directors meeting as well as each Annual Meeting of our Shareholders (subject to limited exceptions). All of our incumbent directors attended the Company’s Annual Meeting of Shareholders for 2012.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of our non-executive directors. Mr. Kessler, who serves as our Chairman, President and Chief Executive Officer, does not receive compensation for serving as a director (other than travel-related expenses for Board meetings held outside of our corporate offices). The following table sets forth the annual retainer and stipend compensation for non-executive directors in 2012.

Compensation
Annual Non-Executive Director Cash Retainer	$100,000
Annual Non-Executive Director Equity Retainer	125,000
Lead Independent Director Stipend	25,000
Audit Committee Chair Stipend	20,000
Compensation Committee Chair Stipend	15,000
Nominating and Corporate Governance Committee Chair Stipend	10,000

The annual non-executive director cash retainer set forth in the table above is paid in $25,000 installments in the first week of each calendar quarter. The Lead Independent Director and Committee Chair stipends are paid in full with the first quarterly installment of the annual non-executive director cash retainer for the calendar year. The annual non-executive director equity retainer is granted in the form of restricted stock annually during the first quarter of each calendar year. The number of shares of restricted stock is determined by dividing the amount of the annual non-executive director equity retainer by the closing price of our Common Stock on the date of grant (rounding up to the nearest whole share). The restricted stock vests in full on the first anniversary of the date of grant if the director continues to serve as a director through such date (or on the earlier of the death or disability of such director). Directors may use Company leased or fractionally-owned aircraft for travel to and from Board meetings and are reimbursed for other travel-related expenses for Board and committee meetings. The Board has also adopted a reimbursement policy for director attendance at third-party director education programs (up to $7,500 per year). We do not maintain a pension plan, incentive plan or deferred compensation arrangements for non-executive directors. Non-executive directors did not receive any other compensation for 2012.

Director Compensation Table

The following table sets forth the compensation paid to or earned by each non-executive director for 2012.

Non-Executive Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Robert C. Almon	$100,000	$125,058	$225,058
Dianne Neal Blixt	100,000	125,058	225,058
Andrew H. Card, Jr.	100,000	125,058	225,058
Virgis W. Colbert	115,000	125,058	240,058
David E.R. Dangoor	100,000	125,058	225,058
Kit D. Dietz	110,000	125,058	235,058
Richard W. Roedel	145,000	125,058	270,058
Nigel Travis(3)	50,000	125,058	175,058

(1)	The fees include four quarterly retainer payments of $25,000 to each non-executive director in 2012. In addition, Messrs. Roedel, Colbert and Dietz received $45,000, $15,000 and $10,000, respectively, representing the annual stipends for their respective service as Lead Independent Director and chair of the Audit Committee, chair of the Compensation Committee and chair of the Nominating and Corporate Governance Committee during 2012.

(2)	The amount shown reflects the grant date fair value of the restricted stock awarded to each non-executive director in 2012, calculated under FASB ASC Topic 718 using the closing price for our Common Stock on the date of grant. Each director received an annual non-executive director equity retainer award of 3,291 shares of restricted stock on January 1, 2012. The closing price of our Common Stock was $38.00 on January 1, 2012. Each restricted stock grant vests in full on the first anniversary of the date of grant if the director continues to serve as a director on such date (or on the earlier of the death or disability of such director). Non-executive directors received payment of dividends on unvested restricted stock awarded for each dividend declared for all shareholders. All share amounts and prices have been adjusted to reflect the three-for-one stock split effected on January 15, 2013.

(3)	Mr. Travis did not stand for re-election to the Board of Directors in 2012 and left the Board upon the expiration of his term on May 17, 2012. Accordingly, he received two quarterly retainer payments during 2012, and the January 1, 2012 annual non-executive director equity retainer award of 3,291 shares, which is reflected in the table, was forfeited on May 17, 2012.

CORPORATE GOVERNANCE

Executive Sessions of Independent Directors

Executive sessions of independent directors without management present are held regularly by the Board of Directors. In 2012, the independent directors met in executive session without management four times. The Board of Directors elected Mr. Roedel to serve as Lead Independent Director and as such, he presided over the executive sessions of the independent directors in 2012.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in monitoring the effectiveness of policy and decision making, both at the Board of Directors and management levels with a view to enhancing shareholder value over the long term. The Corporate Governance Guidelines outline, among other things, the following:

•	the composition of the Board of Directors, including director qualification standards;

•	the responsibilities of the Board of Directors, including access to management and independent advisors;

•	the process for interested parties to communicate with the Board of Directors;

•	the conduct of Board of Directors and committee meetings;

•	succession planning for our Chief Executive Officer; and

•	the process for evaluating the performance of and compensation for the Board of Directors and the Chief Executive Officer.

Our Corporate Governance Guidelines are available on our corporate website at www.lorillard.com under the heading “Investor Relations — Governance.” A copy of our Corporate Governance Guidelines is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408.

Code of Business Conduct and Ethics

We are committed to maintaining high standards for honest and ethical conduct in all of our business dealings and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board of Directors promotes ethical behavior and has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our employees, including our directors and officers. The Code of Conduct provides, among other things:

•	guidelines with respect to ethical handling of possible conflicts of interest, corporate opportunities and protection of corporate assets;

•	standards for dealing with customers, suppliers, employees and competitors;

•	a requirement to comply with all applicable laws, rules and regulations, including but not limited to insider trading prohibitions;

•	standards for promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us;

•	reporting procedures promoting prompt internal communication of any suspected violations of the Code of Conduct to the appropriate person or persons; and

•	disciplinary measures for violations of the Code of Conduct.

The Code of Conduct is available on our corporate website at www.lorillard.com under the heading “Investor Relations — Governance.” We will post any amendments to the Code of Conduct, or waivers of the provisions thereof, to our corporate website under the heading “Investor Relations — Governance.” A copy of the Code of Conduct is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408.

Nomination Process and Qualifications for Director Nominees

The Board of Directors has established certain procedures and criteria for the selection of nominees for election as a member of our Board of Directors. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for screening candidates, for developing and recommending to the Board criteria for nominees and for recommending to the Board a slate of nominees for election to the Board at the annual meeting of shareholders. In recommending candidates, the committee may consider criteria it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations, the interplay of the candidate’s experience with the experience of the other directors and the extent to which the candidate would be a desirable addition to the Board of Directors. The Company does not have a formal policy with regard to diversity although the Board and the Nominating and Corporate Governance Committee believe that it is essential that members of the Board represent a diversity of backgrounds, experience and viewpoints. In considering a candidate for nomination to the Board, the Nominating and Corporate Governance Committee considers the sum of his or her qualifications in the context of the foregoing criteria.

Our Amended and Restated By-Laws provide the procedure for shareholders to make director nominations either at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors. A shareholder who is both a shareholder of record on the date of notice as provided for in our Amended and Restated By-Laws and on the record date for the determination of shareholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board of Directors either at an annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors. The Nominating and Corporate Governance Committee considers all nominee candidates in its screening process. To be timely, the notice must be delivered to or mailed and received by the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408:

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in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs, and

•

in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, the shareholder’s notice to our Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the class or series and number of shares of our capital stock which are owned beneficially or of record by the shareholder;

•

a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

•

any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Communication with Non-Executive Directors

In accordance with our Corporate Governance Guidelines, interested parties, including shareholders, may communicate with the Board of Directors, the non-executive directors as a group, the Lead Independent Director or any individual director by forwarding such communication to the attention of the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408. The Corporate Secretary shall forward all interested party communications to the appropriate members of the Board.

Board Leadership Structure

The Board believes that independent oversight of management is an important component of an effective board of directors. The Board has determined that the most effective Board leadership structure for the Company at the present time is for the Chief Executive Officer to serve as Chairman of the Board. Mr. Kessler has served as the Chairman and Chief Executive Officer of UST Inc. prior to joining the Company as President and CEO in September 2010, and was appointed the Company’s Chairman of the Board on January 1, 2011. He is the director most familiar with both the tobacco industry and the Company’s strategic priorities. The Board believes that Mr. Kessler is best situated to serve as Chairman of the Board given his background and experience and the combined role promotes clear accountability, effective decision making and efficient communication and execution of corporate strategy. The Board retains the authority to modify this structure to best address the Company’s unique circumstances and the best interests of our shareholders, as necessary and appropriate.

The Board believes that its existing corporate governance policies and practices provide independent oversight and accountability of management. The Company’s Corporate Governance Guidelines and Committee charters provide for a number of processes and practices, including the appointment of a Lead Independent Director, executive sessions of the independent directors without management at each regular Board meeting; a supermajority of independent directors exceeding the NYSE Listing Standards; and an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee comprised exclusively of independent directors.

Lead Independent Director

The independent directors of the Board elected Mr. Roedel to serve as Lead Independent Director in February 2010. The Lead Independent Director serves as the liaison between the Chairman of the Board of Directors and the independent directors; presides over all executive sessions of the independent directors; in the absence of the Chairman, serves as chairman at the meetings of the Board of Directors; establishes the agenda for the executive sessions of the independent directors; with the Chairman of the Board of Directors and the Corporate Secretary, establishes the agenda for regular Board meetings; coordinates with the committee chairs regarding committee agenda and information requirements; presides over any portions of meetings of the Board of Directors at which (i) the evaluation or compensation of the Chief Executive Officer is presented or discussed or (ii) the performance of the Board of Directors is presented or discussed; coordinates the activities of the other independent directors; and performs such other duties as may be established or delegated by the Chairman of the Board of Directors.

Majority Voting Standard for Director Elections

In 2011, the Board of Directors implemented a majority voting standard for all uncontested director elections. Under Delaware law, an incumbent director who is not reelected under this majority vote standard would continue to serve as a director until the earlier of his or her resignation or the election of a successor. In light of this, as a condition to nomination by the Board, incumbent director nominees are required to provide, and each nominee for election at the Annual Meeting has provided, the Board with an irrevocable resignation contingent upon the nominee not receiving the affirmative vote of a majority of the votes cast in an uncontested director election and acceptance of the resignation by the Board of Directors. In the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast.

Board’s Role in Risk Oversight

The Board of Directors as a whole and through its Committees oversees the Company’s risk management. The Company has an enterprise risk management program through which material enterprise risks are identified and prioritized by management and presented to the Board and/or one of its Committees. The enterprise risk management program is reviewed by both the Audit Committee and Board of Directors on an annual basis. In addition, members of senior management regularly report to the Board on areas of material risk to the Company. The Board regularly reviews information regarding the Company’s strategy, finances, operations, legal and regulatory developments, research and development, liquidity and competitive environment as well as the risks associated therewith. The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to the Company’s internal controls in order to develop internal audit plans for future fiscal years. The Nominating and Corporate Governance Committee oversees the management of risks associated with the independence of the Board of Directors and potential conflicts of interest. The Compensation Committee oversees the management of risks relating to the Company’s compensation plans and arrangements, including those for its Named Executive Officers. In October 2012, the Compensation Committee, with the assistance of the Committee’s Compensation Consultant (as defined below), reviewed the Company’s compensation policies and practices for all employees, including the Named Executive Officers, and does not believe that the Company’s compensation programs create risks that would be reasonably likely to have a material adverse effect on the Company. Each Committee provides periodic reports to the Board of Directors regarding their areas of responsibility and oversight.

Succession Planning

The Board regularly discusses succession planning for the Company’s Named Executive Officers, including the Chief Executive Officer. In addition, as part of the Company’s annual strategic review meeting, the Board reviews a succession planning report prepared by management regarding the Company’s senior executives, including the Named Executive Officers, which identifies executive development opportunities and succession recommendations for the Named Executive Officers in the event of their termination for any reason, including death or disability.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

We have a written policy regarding related person transactions which requires that any transaction, regardless of the size or amount involved, involving the Company or any of its subsidiaries in which a “related person” had or will have a direct or indirect material interest must be reviewed and approved or ratified by the Audit Committee. Directors and executive officers are required to submit all related person transactions to our General Counsel for review and reporting to the Audit Committee. A “related person” is any director, nominee for director, executive officer, holder of 5% or more of any class of our outstanding voting securities and any immediate family member of such person who shares the same household. In addition to our written policy, our legal staff is responsible for the development and implementation of other processes and controls, including regular director and officer questionnaires, to obtain information from the directors and executive officers with respect to related person transactions. Based on the facts and circumstances identified through the written policy and these information gathering processes, the Audit Committee determines whether the Company or a related person has a direct or indirect material interest in any transactions identified. During 2012, there were no reportable related person transactions.

EXECUTIVE OFFICERS

Our executive officers are set forth in the table below. All executive officers are appointed by and serve at the pleasure of the Board of Directors. Messrs. Kessler, Taylor, Spell, Milstein and Hennighausen together are referred to as the “Named Executive Officers.”

Name	Age	Position(s)
Murray S. Kessler	53	Chairman, President and Chief Executive Officer
David H. Taylor	57	Executive Vice President, Finance and Planning and Chief Financial Officer
Randy B. Spell	61	Executive Vice President, Marketing and Sales
Ronald S. Milstein	56	Executive Vice President, Legal and External Affairs, General Counsel and Secretary
Charles E. Hennighausen	58	Executive Vice President, Production Operations

David H. Taylor is the Executive Vice President, Finance and Planning and Chief Financial Officer of Lorillard. Mr. Taylor joined Lorillard in January 2008 and served on the Board of Directors from 2008 to September 2010. Prior to joining Lorillard, Mr. Taylor was a Senior Managing Director with FTI Palladium Partners, a firm specializing in providing interim management services. In that capacity, he served as Interim Chief Financial Officer of Eddie Bauer Holdings, Inc. from January 2006 to November 2007.

Randy B. Spell is the Executive Vice President, Marketing and Sales of Lorillard and has served in the same position with Lorillard since 1999. Previously, Mr. Spell served as Senior Vice President, Sales for four years and prior to that, as Vice President, Sales for one year. Mr. Spell has been with Lorillard since 1977.

Ronald S. Milstein is the Executive Vice President, Legal and External Affairs, General Counsel and Secretary of Lorillard, a position he has held since February 2012. Previously, Mr. Milstein served as Senior Vice President, Legal and External Affairs, General Counsel and Secretary from 2005 to 2012 and Vice President, General Counsel and Secretary from 1998 to 2005. Mr. Milstein has been with Lorillard since 1996.

Charles E. Hennighausen is the Executive Vice President, Production Operations of Lorillard. Mr. Hennighausen has served in this position since he joined Lorillard in 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding Common Stock, as of March 8, 2013, by those persons who are known to us to be beneficial owners of 5% or more of our Common Stock, by each of our directors and Named Executive Officers and by our directors and executive officers as a group. All share amounts reflect the three-for-one stock split effected on January 15, 2013.

Name	Shares Beneficially Owned(1)	Percent of Common Stock Outstanding(2)
Principal Shareholders:
BlackRock Inc. (3)	43,343,208	11.4%
40 East 52nd Street New York, NY 10022
Capital Research Global Investors (4)	39,678,534	10.5%
333 South Hope Street Los Angeles, CA 90071
FMR LLC (5)	23,138,847	6.1%
82 Devonshire Street Boston, MA 02109
Directors and Named Executive Officers:
Murray S. Kessler (6)	772,830	*
David H. Taylor (7)	295,483	*
Randy B. Spell (8)	168,237	*
Ronald S. Milstein (9)	166,622	*
Charles E. Hennighausen (10)	142,832	*
Robert C. Almon (11)	21,224	*
Dianne Neal Blixt (12)	17,322	*
Andrew H. Card, Jr. (13)	10,707	*
Virgis W. Colbert (14)	21,369	*
David E.R. Dangoor (15)	28,869	*
Kit D. Dietz (16)	23,983	*
Richard W. Roedel (17)	21,369	*
All Directors and Executive Officers as a Group (12 persons)	1,690,847	*

*	Represents less than one percent.

(1)

Fractional shares are rounded to the nearest whole share. Based upon information furnished to us by the respective shareholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our Common Stock, then such Common Stock is considered beneficially owned by that person under the SEC rules. Shares of our Common Stock beneficially owned include direct and indirect ownership of shares, restricted stock and stock options and stock appreciation rights which are vested or are expected to vest within 60 days of March 8, 2013. Unless otherwise indicated in the table, the address of all listed shareholders is c/o Lorillard, Inc., 714 Green Valley Road, Greensboro, North Carolina 27408.

(2)

Based upon 379,526,281 shares of our Common Stock outstanding as of March 8, 2013. Shares underlying restricted stock, stock options or stock appreciation rights which vest or are expected to vest within 60 days of March 25, 2013 are deemed outstanding for the purpose of computing the percentage ownership for the named shareholders, directors and executive officers, but not the other shareholders listed.

(3)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G/A filed with the SEC by BlackRock Inc. on behalf of itself and its affiliates on January 11, 2013.

(4)

Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G/A filed with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company, on behalf of itself and its affiliates on February 13, 2013.

(5)

Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G filed with the SEC by FMR LLC on behalf of itself and its direct and indirect subsidiaries on February 14, 2013.

(6)

Represents 37,500 shares of our Common Stock directly held by Mr. Kessler, 399,355 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 335,975 shares of our Common Stock.

(7)

Represents 28,472 shares of our Common Stock and 37,884 shares of restricted stock held by the David Howell Taylor 2011 Revocable Trust; 3,000 shares held by the CA Taylor Family Trust, of which Mr. Taylor is a trustee and beneficiary; and 30,940 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 195,187 shares of our Common Stock held directly held by Mr. Taylor.

(8)

Represents 26,735 shares of our Common Stock directly held by Mr. Spell, 51,622 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 89,880 shares of our Common Stock.

(9)

Represents 24,974 shares of our Common Stock directly held by Mr. Milstein, 51,622 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 90,026 shares of our Common Stock.

(10)

Represents 19,343 shares of our Common Stock directly held by Mr. Hennighausen, 44,738 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 78,751 shares of our Common Stock.

(11)	Represents 18,008 shares of our Common Stock directly held and 3,216 shares of restricted stock.

(12)

Represents 7,080 shares of our Common Stock directly held, 7,026 shares held by the Charles and Dianne Blixt Trust, of which Ms. Blixt and her spouse are the sole trustees and beneficiaries, and 3,216 shares of restricted stock.

(13)	Represents 7,491 shares of our Common Stock directly held and 3,216 shares of restricted stock.

(14)	Represents 18,153 shares of our Common Stock directly held and 3,216 shares of restricted stock.

(15)	Represents 18,153 shares of our Common Stock directly held, 7,500 shares held in an IRA and 3,216 shares of restricted stock.

(16)	Represents 16,353 shares of our Common Stock directly held, 4,414 shares held in an IRA and 3,216 shares of restricted stock.

(17)	Represents 18,153 shares held by Mr. Roedel’s spouse and 3,216 shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than ten percent beneficial owners are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based on our review of the copies of such forms we have received and written representations from such reporting persons, we believe that all of our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 2012, except for Form 4 filings for Ms. Blixt, Mr. Almon and Mr. Houghton Lewis, Vice President and Treasurer, filed on July 10, 2012, reflecting eleven, two and one transaction(s), respectively, and for Mr. Dietz filed on February 14, 2013, reflecting three transactions, which were filed late due to their inadvertent enrollment in broker-administered dividend reinvestment programs.

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We recognize the interest the Company’s shareholders have in the Company’s executive compensation policies and practices. In recognition of that interest and in accordance with the requirements of the SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), this proposal, commonly known as a “say on pay” proposal, provides the Company’s shareholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy and the compensation tables of this Proxy Statement.

As described in more detail below on page 24 under the heading “Executive Compensation — Compensation Discussion and Analysis,” the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to provide pay for performance and align each executive’s interests with the interests of our shareholders. Provided below are a few highlights of our performance and enhancements to our executive compensation policies and practices in 2012.

•

In 2012, despite a challenging competitive environment and regulatory delays resulting in our inability to introduce new products, the Company reported record results for net sales, total domestic retail market share, adjusted operating income and adjusted diluted earnings per share compared to a record setting year in 2011. The following charts set forth selected results for 2012.

* See Appendix C, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results,” for a reconciliation of adjusted operating income and adjusted earnings per diluted share to reported operating income and reported earnings per diluted share for 2011 and 2012.

•	In April 2012, the Company completed the acquisition of blu eCigs, which was accretive to the Company’s earnings in 2012.

•

Our solid performance in 2012 was reflected in our total shareholder return, which outperformed the S&P 500 Index as well as the median of our Peer Group for the three years ended December 31, 2012. See “Benchmarking” on page 27 for additional information regarding the Peer Group. The following charts show the one-year and three-year total shareholder returns as of December 31, 2012 for the Company, the S&P 500 Index and the S&P Tobacco Index as well as the median for our Peer Group. In addition, we have included a chart reflecting total shareholder return since our Common Stock began trading on June 10, 2008 following the spin-off from Loews Corporation. The charts reflect the total return on common shares over the time period specified and assume that all cash dividends are reinvested.

•

Pursuant to our pay for performance philosophy, the incentive compensation payouts awarded by the Compensation Committee to the Named Executive Officers reflect the Company’s performance relative to the targets established at the beginning of 2012. On average, payouts for the 2012 annual incentive plan for the Named Executive Officers decreased by 38% compared to payouts for 2011.

•

The Board of Directors and Compensation Committee also maintained policies or have taken actions in 2012 and 2013 to enhance the Company’s executive governance and compensation policies and practices, including the following:

o	Replaced stock option awards in 2012 with performance-based restricted stock units, subject to prospective performance metrics and three-year cliff vesting for earned shares, if any;

o	Enhanced stock ownership guidelines for our directors and senior executives, including the Named Executive Officers;

o	Eliminated share recycling for stock option and SAR awards in the 2008 Incentive Compensation Plan;

o	Retained an executive compensation consultant for the Compensation Committee with no relationships with the Company other than as consultant to the Committee;

o	Eliminated change in control tax gross up provisions in all new severance agreements and committed to eliminating tax gross up provisions in existing severance agreements on or before January 1, 2014;

o	No employment agreements maintained with executive officers, including the Chief Executive Officer;

o	Maintained a clawback policy applicable to all participants in our incentive compensation plans, including the Named Executive Officers; and

o	Maintained a policy prohibiting all hedging activities in the Company’s Common Stock for all senior executives, including the Named Executive Officers.

The advisory shareholder vote on our executive compensation will be held annually subject to future advisory votes of the shareholders, and is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers. Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Company. However, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating future compensation decisions relating to our Named Executive Officers.

We request that shareholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, related compensation tables and disclosures, pursuant to the compensation disclosure requirements of the SEC.

Vote Required

The affirmative vote of the holders of a majority of the total number of shares of our Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to be voted on this proposal at the Annual Meeting is required for advisory approval of the proposal, provided that a quorum is present. Pursuant to applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as negative votes. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We manage our business with the objective of creating long-term value with an emphasis on returning cash to shareholders. In designing and evaluating the compensation programs for our Named Executive Officers, the Compensation Committee considered the performance of the Company and each officer in light of the current economic conditions, competitive and regulatory environment and the performance of the Company’s peer group and primary competitors. In 2012, the Company successfully executed its strategy and returned results that exceeded the record net sales, adjusted operating income, Newport domestic retail market share and adjusted earnings per diluted share from the prior year. All shares, per share amounts and exercise prices for all periods presented in this Proxy Statement have been adjusted for the three-for-one stock split effected on January 15, 2013.

Key Performance Highlights for 2012

•	Annual net sales reached a record $6.623 billion, a 2.4% increase compared to record results in 2011.

•	Adjusted earnings per diluted share(1) for 2012 reached a record $2.82, a 7.2% increase compared to 2011.

•	The 10th consecutive year of market share gains reached a record 14.4%, a 0.3 share point increase over 2011.

•	Total Newport domestic retail market share in 2012 reached a record 12.1%, a 0.2 share point increase over 2011.

•	The acquisition of blu eCigs was completed in April 2012 and was accretive to the Company’s earnings in 2012.

•	$1.4 billion was returned to shareholders in 2012 in the form of share repurchases and dividends.

(1)	See Appendix C, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results,” for a reconciliation of adjusted earnings per diluted share to reported earnings per diluted share for 2011 and 2012.

In 2012, the Compensation Committee continued its review of the Company’s compensation programs and implemented certain changes to the design of our long-term incentive plan in order to increase the link between pay and performance while maintaining a degree of consistency in our compensation programs.

Key Executive Compensation Decisions and Policies

•

The Compensation Committee changed the long-term incentive plan for stock awards for 2012 in order to provide a stronger link between performance and compensation. These changes include the elimination of stock options and the use of forward-looking performance targets for the performance-based restricted stock unit awards based on the achievement of the 2012 adjusted earnings per share target for the Named Executive Officers. Equity awards for the Named Executive Officers in 2012 consisted of 65% performance-based restricted stock unit awards and 35% service-based restricted stock awards, each of which provide vesting on the third anniversary of the grant date. Based on the Company’s adjusted earnings per diluted share performance in 2012, the Compensation Committee determined that 93% of the performance restricted stock units were earned.

•

In 2012, the Compensation Committee established specific performance metrics—adjusted net operating income and Newport market share—for the 2012 annual incentive plan which linked directly to the Company’s strategy of profitably growing Newport market share. The Compensation Committee determined that the Company achieved 97% of its adjusted net operating income target and 101% of its Newport market share target despite a challenging competitive environment and regulatory delays resulting in the inability to introduce new products during 2012. On average, payouts for the 2012 annual incentive plan for the Named Executive Officers decreased by 38% compared to payouts for 2011.

•	The Compensation Committee retained Exequity as its compensation consultant for 2012. Exequity has no relationships with the Company other than its role as compensation consultant to the Committee.

•

Following discussions with Exequity and a review of Peer Group data, the Compensation Committee approved base salary increases of 5.0% for the Named Executive Officers for 2012 and a 3.5% increase for 2013 consistent with the Company’s overall merit increase budget for that year. Prior to 2012, the Named Executive Officers had not received base salary increases since January 2009. There were no increases in the target dollar amounts for the annual incentive plans for the Named Executive Officers for 2012 or 2013.

•

In 2012, the Compensation Committee also considered a number of retention incentives for Mr. Kessler, including a special equity award and other incentives, and determined that enhancing his annual allowance for personal use of the Company leased or fractionally-owned aircraft to $250,000 provided him with a valuable retention benefit with limited incremental cost to the Company.

•

In 2012, the Compensation Committee enhanced the stock ownership guidelines for senior executive officers and directors, including the Named Executive Officers, requiring ownership of six times base salary for the Chief Executive Officer, five times the annual cash retainer for directors and three times base salary for the other Named Executive Officers.

•	The Company did not have employment agreements with the Named Executive Officers in 2012.

•

The Compensation Committee has undertaken to eliminate change in control tax gross up provisions in all new severance agreements, and intends to eliminate all such tax gross up provisions in existing severance agreements on or before January 1, 2014.

•	The Company does not provide the Named Executive Officers with additional years of credited service under the Company’s pension and retirement benefit plans.

•	The Compensation Committee targets total direct compensation positioning for the Named Executive Officers to the 50th percentile (median) of the market practice for the Peer Group.

•

The Company has a clawback policy for all participants in the Company’s incentive compensation plans, including the Named Executive Officers, permitting the recovery of any overpayment of incentive compensation resulting from a material financial restatement or gross misconduct.

•

The Company has a Securities Trading Policy with regard to Rule 10b5-1 trading plans and prohibits hedging of our Common Stock by directors and senior executive officers, including the Named Executive Officers.

Named Executive Officers

The following are the Named Executive Officers discussed in this Compensation Discussion and Analysis:

Murray S. Kessler	Chairman, President and Chief Executive Officer

David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer

Randy B. Spell	Executive Vice President, Marketing and Sales

Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary

Charles E. Hennighausen	Executive Vice President, Production Operations

Compensation Committee Oversight of Executive Compensation

The Compensation Committee of the Board of Directors is comprised of four independent, non-executive directors—Ms. Blixt and Messrs. Colbert (Chair), Almon and Dietz—and is responsible for overseeing our executive compensation policies, including evaluating and approving the compensation of the Named Executive Officers. The Board of Directors has adopted a Compensation Committee Charter that sets forth the purpose, composition, authority and responsibilities of the Compensation Committee. The Compensation Committee reviews and determines the base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, including our Chief Executive Officer, and reviews our executive compensation policies, including risks relating to our compensation plans and arrangements. The Compensation Committee reviews the Company’s compensation policies and practices for all employees, including the Named Executive Officers, with regard to whether any such programs create risks that would be reasonably likely to have a material adverse effect on the Company. See “Board’s Role in Risk Oversight” above for additional information. The Compensation Committee also has the authority to engage and retain independent executive compensation consultants to assist with such evaluations.

Executive Compensation Consultants

The Compensation Committee retained Exequity LLP, a nationally recognized executive compensation consulting firm, (“Exequity” or “Committee’s Compensation Consultant”) to serve as its compensation consultant for 2012. Exequity analyzed and provided comparative executive compensation data and compensation program proposals to assist in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our executive compensation policies. Exequity provided no other services to the Company during 2012. The Committee considered the six independence factors adopted by the SEC under the Dodd-Frank Act, and other factors it deemed relevant, and determined that Exequity’s work for the Compensation Committee raised no conflicts of interest.

The Compensation Committee and management agreed to the engagement of an executive compensation consultant to assist management with compensation plan design proposals in order to permit the Committee’s Compensation Consultant to advise the Compensation Committee exclusively. Management engaged Pearl Meyer & Partners, LLC, a nationally recognized executive compensation consulting firm, (“Pearl Meyer” or “Management’s Consultant”) for 2012 to provide management with advice regarding benchmarking of executive compensation programs, annual incentive and long-term incentive compensation programs, plan design updates, stock ownership guidelines and clawback policies. The Committee takes into account that Pearl Meyer was engaged by and provides executive compensation services to management when considering the information and analyses provided by the firm.

Role of Management in Executive Compensation Decisions

Generally, our Chief Executive Officer makes recommendations to the Compensation Committee relating to the compensation of the other Named Executive Officers. In addition, our Chief Executive Officer and Senior Vice President of Human Resources provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be initiated by the Chief Executive Officer or upon the request of the Compensation Committee and may reflect the advice and counsel of the Committee’s Compensation Consultant or Management’s Consultant. Ultimately, decisions regarding the compensation of the Named Executive Officers are made solely by the Compensation Committee.

Consideration of 2012 Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders for 2012, we held our second annual advisory vote on executive compensation and 93% of the votes cast were in favor of the proposal. While this was a very favorable vote, we continue to seek feedback from shareholders regarding any concerns with the Company’s executive compensation program. Consistent with the results of the 2011 shareholder advisory vote on the frequency of future advisory votes on executive compensation, the Company will hold an advisory vote on executive compensation annually, subject to future advisory votes of the shareholders. We will consider the results of this year’s and future advisory votes on executive compensation and seek shareholder input regarding executive compensation.

Benchmarking

Our executive compensation program uses competitive peer group and survey information to assist in determining base salary, annual incentive compensation and stock-based award guidelines. The Compensation Committee considered this information on market practices, which was compiled by the Committee’s Compensation Consultant, along with factors such as internal equity, individual performance, promotion potential and retention risk in determining total direct compensation for our Named Executive Officers. The Committee periodically benchmarks our executive compensation against the compensation paid to executives at a group of peer companies consisting of 20 food, beverage and tobacco companies (the “Peer Group”) and considers survey data for the food, beverage and tobacco industry (the “Survey Data”) to obtain a general understanding of current compensation practices. The companies comprising the Peer Group are listed below.

• Altria Group, Inc.

• Brown Forman Corp.

• Campbell Soup Company

• Chiquita Brands International, Inc.

• The Coca-Cola Company

• ConAgra Foods, Inc.

• Constellation Brands, Inc.

• Dean Foods Co.

• General Mills, Inc.

• The Hershey Company

• H.J. Heinz Company

• Hormel Foods Corp.

• J.M. Smuckers Co.

• Kellogg Company

• Kraft Foods, Inc.(1)

• Molson Coors Brewing Co.

• PepsiCo, Inc.

• Reynolds American, Inc.

• Sara Lee Corporation(2)

• Universal Corp.

(1)	In October 2012, Kraft Foods, Inc. completed the spin-off of its North American grocery operations and continued its snack food and beverage businesses under the name Mondelēz International, Inc.

(2)	In June 2012, Sara Lee Corporation completed the spin-off of its international coffee and tea business and certain other businesses. Sara Lee Corporation subsequently changed its name to The Hillshire Brands Company.

The Compensation Committee periodically evaluates the appropriateness of the size and composition of the Peer Group. Management’s Compensation Consultant provided executive pay practices information for the Peer Group and Survey Data in order to assist in the compensation evaluation. The Compensation Committee considered the base salary, annual incentive awards and stock-based awards and actual and target total compensation levels for the Peer Group for comparison with those of our Named Executive Officers, in addition to internal equity, individual performance, promotion potential, retention risk and other factors. See “Executive Compensation Policies and Objectives” below for additional information on the use of the Peer Group and Survey Data.

Tally Sheets

In addition to considering compensation levels for the Peer Group and Survey Data, the Compensation Committee also considers information contained in total compensation tally sheets for each Named Executive Officer. The tally sheets summarize each component of compensation, including base salary, target annual incentive plan payout, vested and unvested long-term incentive plan awards, retirement benefits, health and welfare benefits, perquisites and potential payments in the event of termination of employment under various scenarios. The Compensation Committee uses the tally sheets to evaluate accumulated equity value and total compensation opportunities for each Named Executive Officer.

Executive Compensation Policies and Objectives

The objectives of our executive compensation program are to attract and retain highly qualified senior executive officers and provide motivation to ensure a high level of performance in order to maximize shareholder return. To meet these objectives, we established a compensation program for senior executive officers that combines base salary, cash incentives, stock-based awards and benefits. In establishing our executive compensation program, the Compensation Committee considered a number of factors, including:

•	the Company’s business, financial and operational strategies and goals;

•	the executive compensation programs and market practices of large, non-durable consumer goods companies;

•	Peer Group and Survey Data of executive compensation practices and levels and other materials;

•	recommendations of external compensation and benefits consultants; and

•	our historical compensation practices.

Our executive compensation program is designed to align executive compensation within the framework of the Company’s strategic objectives and is intended to motivate and reward executives, including the Named Executive Officers, to achieve Company and individual performance objectives, which are established to further the Company’s short-term and long-term financial and operating goals. The Compensation Committee does not rely upon a fixed formula or specific numerical criteria in determining each Named Executive Officer’s total compensation or the allocation of compensation among the various components of compensation described below. Generally, our executive compensation program provides for increased annual incentive awards and incentive equity awards as a percentage of total compensation for our executives as they are promoted to roles of increasing responsibilities. This places more of their compensation at risk and subject to the achievement of our short-term and long-term financial and operating goals. The Compensation Committee exercises its business judgment in determining total compensation based upon the following criteria:

•	our long-term strategic objectives, financial and other performance criteria and individual performance goals;

•	the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

•	the overall economic environment and industry conditions;

•	unique circumstances impacting the industry, the Company and our executive officers; and

•	the advice of the Committee’s Compensation Consultant.

Based upon its analysis of these criteria, the Compensation Committee determines each component of executive compensation — base salary, annual incentive awards and stock-based awards — for the Named Executive Officers, taking into consideration internal equity, individual performance, promotion potential, retention risk and other factors. Given the negative public opinion regarding the tobacco industry and consequent difficulty in attracting qualified and talented executives, in order to attract and retain talented executives we historically had established target total direct compensation at the 75th percentile of market practice for our Peer Group. However, upon a review of our actual compensation practices in this regard and the total direct compensation of our Named Executive Officers relative to the Peer Group, in recent years our compensation practices for our Named Executive Officers generally reflected the median of market practice for our Peer Group. Therefore, in 2010 the Compensation Committee determined that it was in the best interests of the Company and its shareholders to revise our compensation policy to manage total direct compensation for the group of Named Executive Officers at the 50th percentile (median) of market practice for our Peer Group. Individual incumbent compensation may vary from the market median based upon the specific responsibilities, experience and performance of each Named Executive Officer as well as other factors in the Compensation Committee’s discretion. The charts below provide a breakdown of the pay elements at target for our Chief Executive Officer and the average for our other Named Executive Officers in 2012.

Pay Elements at Target for 2012

Components of Executive Compensation

The principal components of compensation for our Named Executive Officers in the last fiscal year were:

Pay Element	Purpose	Description	Link to Performance
Base salary	To attract and retain leadership talent and to provide a competitive basis of compensation that recognizes the executive’s skills, experience and responsibilities in the position.	Fixed, non-variable portion of cash compensation.

Base salary levels are based on a number of factors and are significantly influenced by each individual’s sustained performance over time, including through promotion, and consideration of market data for comparable positions.

Annual incentive awards	To provide executives with a clear financial incentive to achieve critical short-term operational and financial objectives linked to shareholder wealth.	Annual cash payout based on internal measures of Company performance and individual performance over the fiscal year.

80% of the incentive plan’s total target payout opportunity is based on internal measures of the Company’s annual performance, specifically adjusted net operating income and Newport market share for 2012; 20% of the total target payout opportunity is based on achievement of individual objectives and overall individual performance.

Stock-based incentive awards

To align significant portions of executive compensation to the Company’s long-term performance as measured by stock price growth and total shareholder return and to promote the retention of executive talent.

Performance-based restricted stock unit awards (65% of total award value) which are earned only upon the achievement of a prospective performance target (adjusted earnings per diluted share); service-based restricted stock (35% of total award value).

The value of all equity awards are predicated on the Company’s stock price and settled in stock. Except in the case of certain terminations of employment, vesting occurs at the conclusion of a three-year period, providing executives with a direct, long-term link to stock price.

Retirement, severance and other benefits	To provide executives with an appropriate financial safeguard against individual circumstances or events and to meet competitive market practices with regard to such benefits.

Health and welfare benefits, a defined benefit retirement plan, life insurance and other benefits generally provided to all salaried employees; executives also participate in a non-qualified benefit equalization plan and severance programs.

Since these benefits are generally made available to all employees or offered to meet competitive market practices, there is no specific performance component.

Base Salary.  We pay base salaries in order to attract and retain leadership talent and to provide a competitive basis of compensation that recognizes the executive’s skills and experience relative to his or her responsibilities in the position. In 2012, the Peer Group and Survey Data were used to evaluate base salary ranges for all salaried employees, including the Named Executive Officers. Individual base pay may be adjusted due to market data and specific individual factors applicable to each executive, such as seniority, individual performance, experience level, scope of responsibility, or a unique combination of functional responsibilities.

2012 Salary Adjustments. In November 2011, the Compensation Committee reviewed the base salaries for each of the Named Executive Officers and, following discussions with the Committee’s Compensation Consultant and a review of Peer Group data, determined that a 5% increase be made to the base salaries of the Named Executive Officers to maintain competitiveness as set forth in the table below. This was the first base salary increase for the Named Executive Officers since January 2009.

Name	Title	2011 Base Salary	2012 Base Salary
Murray S. Kessler	Chairman, President and Chief Executive Officer	$1,200,000	$1,260,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	869,409	913,000
Randy B. Spell	Executive Vice President, Marketing and Sales	661,535	695,000
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	636,881	669,000
Charles E. Hennighausen	Executive Vice President, Production Operations	629,014	660,000

2013 Salary Adjustments. In October 2012, the Compensation Committee reviewed the base salaries for each of the Named Executive Officers and, following discussions with the Committee’s Compensation Consultant and a review of Peer Group data, determined that a 3.5% increase be made to the base salaries of the Named Executive Officers, which was consistent with the Company’s overall merit increase budget for the year, as set forth in the table below.

Name	Title	2012 Base Salary	2013 Base Salary
Murray S. Kessler	Chairman, President and Chief Executive Officer	$1,260,000	$1,304,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	913,000	945,000
Randy B. Spell	Executive Vice President, Marketing and Sales	695,000	719,000
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	669,000	692,000
Charles E. Hennighausen	Executive Vice President, Production Operations	660,000	684,000

Annual Incentive Awards.  Our annual incentive plan (“AIP”) ensures that a significant portion of each Named Executive Officer’s annual compensation is at risk and dependent upon our overall performance and individual performance criteria intended to align the executive’s interests with those of shareholders. The percentage of total cash compensation that is contingent upon performance increases with an executive’s responsibility and is highest for the Chief Executive Officer. Target AIP awards as a percentage of total cash compensation were 58% for our Chief Executive Officer and an average of 44% for the other Named Executive Officers in 2012. The Compensation Committee is responsible for administering all annual incentive plans pursuant to the terms of the 2008 Incentive Compensation Plan (the “2008 Plan”), which was approved by our shareholders in May 2009. The 2008 Plan provides for cash-based performance awards intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), subject to the negative discretion of the Compensation Committee. Individual payouts may not exceed $10,000,000 in any plan year pursuant to the terms of the 2008 Plan.

2012 Annual Incentive Plan.  In February 2012, the Compensation Committee considered the performance targets and terms of the annual incentive plan for 2012 (the “2012 AIP”). The design of the 2012 AIP was consistent with that of the 2011 AIP with the addition of the potential for the Named Executive Officers to exceed the individual performance factors and receive up to two times the payout target on individual performance. The 2012 AIP was intended to provide annual incentive compensation that qualified as performance based compensation pursuant to Section 162(m) of the Code. See “Deductibility of Executive Compensation” below for additional information.

The Compensation Committee adopted the 2012 AIP with the following performance metrics, payout levels and weighting:

2012 AIP Performance Metrics	Weight	Payout Below Threshold	Payout at Threshold(1)	Payout at Target	Payout at Maximum
Adjusted net operating income	40%	0%	50%	100%	200%
Newport market share	40%	0%	50%	100%	200%
Individual performance metrics(2)	20%	0%	0%	100%	200%
Total payout as % of target		0%	40%	100%	200%

(1)	Awards for performance between Threshold and Target and Target and Maximum are interpolated on a straight line basis.

(2)	As discussed below, the Committee enhanced the maximum payout level for individual performance compared to the 2011 AIP and has full discretion to adjust the individual component based on its determination of each Named Executive Officer’s performance.

The Committee adopted these performance metrics for application to the 2012 AIP because they were deemed important indicators of the Company’s performance and financial well-being. Consistent with the prior annual incentive plan, adjusted net operating income excludes from the Company’s reported adjusted operating income state settlement agreement expense, tobacco grower expense and FDA user fees, each of which is subject to factors outside of the Company’s control. The 2012 AIP provided a payout range of 0 to 2.0 times the target payout based on the performance metric weighting of 40% for each Company performance metric and 20% for individual performance. The potential payout on the Company performance metrics was 0 to 2.0 times the target payout (based on a range of 95% to 105% of the adjusted net operating income target and the Newport market share targets) and the potential payout on individual performance was 0 to 2.0 times the target payout. The Compensation Committee established a maximum plan funding equal to 0.75% of our net income (up to a maximum of $10,000,000) for the 2012 AIP for each Named Executive Officer, subject to the negative discretion of the Compensation Committee based on, among other things, peer comparisons, the Company performance metrics and the individual performance metrics for 2012.

In February 2012, the Compensation Committee considered the 2012 AIP payout targets for each of the Named Executive Officers and determined that, based upon consideration of Peer Group compensation data, no adjustments should be made from the 2011 AIP payout targets. The Compensation Committee approved the 2012 AIP and established the funding parameters and adjusted net operating income, Newport market share and individual targets for each Named Executive Officer in 2012, which are specific to their area of responsibility and support the Company’s short-term and long-term business strategies. These targets have been set consistent with the Company’s stated goal of delivering double digit shareholder return, as measured by earnings per share and dividend yield.

In September 2012, the Compensation Committee considered the impact of the Company’s inability to introduce new products on the achievement of its budgeted operating income as well as the adjusted net operating income performance metric under the 2012 AIP. The Company’s strategy for 2012 included the introduction of certain new products, which were subject to the approval of the Food and Drug Administration (“FDA”) as substantially equivalent products. However, despite the fact that management had met all of its internal goals to launch these new products, it became clear during 2012 that the FDA would not (and did not) approve any substantially equivalent product applications for the Company (or any other tobacco company) in 2012. As noted

above, the calculation of the adjusted net operating income performance metric for the 2012 AIP added back the state settlement agreement expense of $66 million of budgeted expense related to the anticipated new product volume in 2012 to the adjusted operating income as reported by the Company in its financial statements. Since this new product volume was not realized due to the FDA’s failure to approve any substantially equivalent product applications, the Compensation Committee determined that it would be unfair to the participants in the 2012 AIP to include this settlement expense budget amount in the calculation since it had no positive or negative impact on actual operating income results. The Committee noted that this change in the calculation did not impact the Company’s budgeted operating income target.

In February 2013, the Compensation Committee evaluated the Company’s performance, including adjusted net operating income and Newport market share for 2012, and individual Named Executive Officer performance for 2012 for purposes of determining incentive payouts for the 2012 AIP. The following table sets forth the Company performance targets under the 2012 AIP relative to the Company’s actual performance for 2012.

2012 AIP Performance Metrics	Weight	Threshold	Target	Maximum	2012 Performance	Actual as % of Target	Payout Multiple
(Dollars in Millions)		(95%)		(105%)
Adjusted net operating income(1)	40%	$3,381	$3,559	$3,737	$3,447	97%	0.69
Newport market share	40%	11.31	11.90	12.50	12.05	101%	1.25

(1)	Adjusted net operating income at threshold, target and maximum values reflect the $66 million adjustment to budgeted state settlement agreement expense related to the inability to introduce new products in 2012. See Appendix C, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results,” for a reconciliation of adjusted net operating income to reported operating income for 2012. The adjusted net operating income performance metric for 2012 uses the adjusted operating income as reported in Appendix C and excludes state settlement agreement expense ($1.379 billion), tobacco grower expense ($118 million) and FDA user fees ($66 million). Amounts do not total due to rounding of each component.

In reviewing the Company’s performance for 2012, the Compensation Committee noted that the Company set new records for net sales, total domestic retail market share, adjusted net operating income and adjusted diluted earnings per share compared to a record setting year in 2011. The Committee made no discretionary adjustments for extraordinary items in determining the achievement of the 2012 AIP Company performance targets other than as discussed above. In addition, the Committee considered the Company’s adjusted net operating income for 2012, which was achieved without the benefit of new product introductions and in a challenging competitive environment. The Committee determined that the Company’s adjusted net operating income metric for 2012 was achieved at 97% of target, resulting in a payout level multiple of 0.69 times the payout target. The Committee determined that the Company’s Newport retail market share for 2012 was 101% of target, resulting in a payout multiple of 1.25 times the payout target for each Named Executive Officer under the 2012 AIP.

In evaluating the individual performance factors established for each Named Executive Officer, other than Mr. Kessler, for 2012, the Compensation Committee considered the recommendations of the Chief Executive Officer and evaluated each Named Executive Officer’s performance relative to his individual performance factors as described below. Mr. Taylor’s individual performance factors related to entering the electronic cigarette market through acquisition of blu eCigs in April 2012, enhancing investor communications through ongoing meetings with the Company’s shareholders and conducting investor conferences and strengthening the Finance organization planning and analysis capabilities. Mr. Spell’s individual performance factors related to protecting and growing Newport Menthol volume, new product introduction planning and preparation and evaluating and developing new product opportunities in adjacent market segments. Mr. Milstein’s individual performance factors related to addressing the legal issues surrounding the FDA process for the review of the use of menthol in cigarettes, enhancing the Government Affairs organization and defending the Company against product liability cases. Mr. Hennighausen’s individual performance factors related to FDA regulatory compliance and good manufacturing practices and achieving key manufacturing performance metrics for efficiency and reducing product loss. The Compensation Committee determined that each of the Named Executive Officers performed exceptionally well under challenging circumstances and Messrs. Taylor, Spell, Milstein and Hennighausen exceeded their individual performance factors (175%, 132%, 147% and 167%, respectively) for 2012.

The incentive compensation for Mr. Kessler under the 2012 AIP was based on the Company’s performance metrics and execution of the Company’s strategic plan, subject to the Compensation Committee’s negative discretion based on other performance factors. The Compensation Committee evaluated the Chief Executive Officer’s performance and determined that he had performed exceptionally well in achieving the Company’s financial performance in a highly competitive promotional environment and exceeded his individual performance factors (190%), notwithstanding the regulatory delays preventing the Company from introducing new products in 2012.

The Committee considered the efforts and dedication of the management team, including the Named Executive Officers, to achieve such outstanding results despite the challenging competitive and regulatory environment. Based on these factors, the Compensation Committee determined that the aggregate payout multiple under the 2012 AIP ranged from 1.04 to 1.15 times the target payout level for the Named Executive Officers. This represents on average a 38% payout decrease for the Named Executive Officers compared to the 2011 AIP. The Compensation Committee awarded 2012 AIP payouts based on the foregoing payout multiples applied to the target payout levels for each Named Executive Officer. The target payout amounts for 2012 were unchanged from the 2011 levels for each Named Executive Officer. The target payout and actual payouts under the 2012 AIP for the Named Executive Officers are set forth below, and the actual payouts are included in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table.

Name	Title	2012 AIP Target Payout	2012 AIP Actual Payout
Murray S. Kessler	Chairman, President and Chief Executive Officer	$1,800,000	$2,070,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	800,000	899,970
Randy B. Spell	Executive Vice President, Marketing and Sales	550,000	571,429
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	550,000	587,929
Charles E. Hennighausen	Executive Vice President, Production Operations	450,000	499,033

2013 Annual Incentive Plan. In February 2013, the Compensation Committee considered the performance targets and terms of the annual incentive plan for 2013 (the “2013 AIP”). The design of the 2013 AIP is consistent with that of the 2012 AIP, except that the adjusted net operating income target has been changed from that used in the 2012 AIP to address the issue discussed in “2012 Annual Incentive Plan” above. The 2013 AIP performance metric will be the adjusted operating income as reported by the Company in its financial statements. As in 2012, the 2013 AIP was designed to provide annual incentive compensation that was intended to qualify as performance based compensation pursuant to Section 162(m) of the Code.

The Compensation Committee adopted the 2013 AIP with the following performance metrics and weighting:

2013 AIP Performance Metrics	Weight	Payout Below Threshold	Payout at Threshold	Payout at Target	Payout at Maximum
Adjusted operating income	40%	0%	50%	100%	200%
Newport market share	40%	0%	50%	100%	200%
Individual performance metrics(1)	20%	0%	0%	100%	200%
Total payout as % of target		0%	40%	100%	200%

(1)	The Committee has full discretion to reduce the individual component based on its determination of each Named Executive Officer’s performance.

The Committee adopted these performance metrics for application to the 2013 AIP because they were deemed important indicators of the Company’s performance and financial well-being. For transparency and simplicity, in the 2013 AIP adjusted operating income will not add back from the Company’s reported adjusted operating income state settlement agreement expense, tobacco grower expense and FDA user fees as in prior years. The adjusted operating income performance metric for the 2013 AIP will be the same adjusted amount reported in the Company’s financial statements. The 2013 AIP provides a payout range of 0 to 2.0 times the target payout with performance metric weighting of 40% for each Company performance metric with potential payout of 0 to 2.0 times the target payout (based on a range of 95% to 105% of the adjusted operating income target and the Newport market share target) and 20% for individual performance with potential payout of 0 to 2.0 times the target payout. The Compensation Committee established 2013 AIP funding equal to 0.75% of our net income for 2013 for each Named Executive Officer, subject to the negative discretion of the Compensation Committee based on, among other things, the Company performance metrics and the individual performance metrics for 2013.

In February 2013, the Compensation Committee reviewed the 2013 AIP payout targets for each of the Named Executive Officers and determined that, based upon consideration of Peer Group compensation data, no adjustments should be made from the 2012 AIP payout targets. The Compensation Committee approved the 2013 AIP and established the adjusted operating income and Newport market share targets for 2013 and individual targets for each Named Executive Officer, which are specific to their area of responsibility and support the Company’s short-term and long-term business strategies. These targets have been set consistent with the Company’s stated goal of delivering double digit shareholder return, as measured by earnings per share and dividend yield. The 2013 AIP target payout levels for the Named Executive Officers are unchanged from 2012 and are set forth below.

Name	Title	2013 AIP Target Payout
Murray S. Kessler	Chairman, President and Chief Executive Officer	$1,800,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	800,000
Randy B. Spell	Executive Vice President, Marketing and Sales	550,000
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	550,000
Charles E. Hennighausen	Executive Vice President, Production Operations	450,000

Long-Term Incentive Awards.  The third principal element of our compensation program for Named Executive Officers is the granting of equity awards, including stock options, service-based restricted stock and performance-based restricted stock and restricted stock units, which recognize performance over multi-year periods, provide a direct link between executive pay and the Company’s stock price and total shareholder return performance, encourage retention of the Named Executive Officers and align their interests with those of our shareholders. In 2008, we adopted the 2008 Plan, which was approved by shareholders on May 21, 2009 and is administered by our Compensation Committee. The 2008 Plan permits the issuance of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other awards of our Common Stock to our directors, employees and executive officers, including the Named Executive Officers. Each stock option or SAR grant made pursuant to the 2008 Plan has an exercise price equal to the closing price of our Common Stock on the date of grant. As discussed further below, stock option and SAR grants were discontinued in 2012 and replaced with performance-based restricted stock units.

Stock Award Process. The Compensation Committee approves and grants annual equity awards to eligible executives, including the Named Executive Officers, at its first regular meeting of the year following the release of the Company’s earnings for the prior year. The number of shares subject to each grant in 2012 was determined in the case of restricted stock or performance-based restricted stock units by dividing the target compensation level (expressed in dollars) by the closing price of our Common Stock on the grant date.

2012 Stock Awards. In 2012, the Compensation Committee continued to evaluate the type, structure, terms and timing of stock awards to the Named Executive Officers and other plan participants under the 2008 Plan and make evolutionary changes and improvements to improve the link between pay and performance and ensure the appropriate alignment of the executives’ interests with those of our shareholders. Accordingly, in February 2012, the Compensation Committee determined that the structure of the equity awards to the Named Executive Officers in 2012 (the “2012 Stock Awards”) would be changed from the 2011 design by eliminating stock options and performance-based restricted stock awards, which looked back at the prior year’s performance, and replacing these awards with performance-based restricted stock units (the “Performance RSUs”) using a prospective performance target (65% of total award value) and service-based restricted stock (35% of total award value). The Committee determined that this mix of stock awards best reflected the conditions under which the Company was operating, and was advisable in light of the Company’s continuing interest in attracting, retaining and motivating key executives.

The 2012 Performance RSUs for the Named Executive Officers are earned and converted to restricted stock based upon the achievement of an adjusted earnings per diluted share performance metric for 2012 issued at the target level with payouts ranging from 0% to 200% of target with 50% payout at the threshold performance level. The adjusted earnings per diluted share target for 2012 is equal to the Company’s reported earnings per diluted share excluding any extraordinary items as defined in the 2008 Plan; litigation settlements, judgments and interest; and the impact of mark-to-market pension adjustments by industry competitors on the Company’s state settlement agreement expense. Any restricted stock earned with respect to the 2012 Performance RSUs and the service-based restricted stock will cliff vest on the third anniversary of the date of grant, subject to the executive officer’s continued employment with the Company. Based upon a review of Peer Group compensation data, the Committee concluded that no changes should be made to the target values (as estimated by the Compensation Committee) for the Named Executive Officers from the 2011 Stock Award levels.

Name	Title	2012 Stock Award Target Value
Murray S. Kessler	Chairman, President and Chief Executive Officer	$5,000,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	1,000,000
Randy B. Spell	Executive Vice President, Marketing and Sales	750,000
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	750,000
Charles E. Hennighausen	Executive Vice President, Production Operations	650,000

The following table sets forth the 2012 Stock Awards for each Named Executive Officer calculated based on the fair market value of our Common Stock on the date of grant (as determined by the closing price on February 17, 2012 of $42.35 per share).

Name	Title	2012 Performance RSUs at Target(1)	2012 Service-Based Restricted Stock
Murray S. Kessler	Chairman, President and Chief Executive Officer	76,743	41,325
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	15,351	8,265
Randy B. Spell	Executive Vice President, Marketing and Sales	11,514	6,201
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	11,514	6,201
Charles E. Hennighausen	Executive Vice President, Production Operations	9,978	5,373

(1)	See below for the actual number of Performance RSUs earned and converted to restricted shares based on the Company’s achievement of the adjusted earnings per diluted share performance metric for 2012.

In February 2013, in consultation with the Committee’s Compensation Consultant, the Compensation Committee evaluated the Company’s achievement of the adjusted earnings per diluted share target under the 2012 Performance RSUs.

2012 Performance RSU Metric	Threshold	Target	Maximum	2012 Performance	Actual as % of Target	Payout Multiple
(Dollars in Millions)	(95%)		(105%)
Adjusted earnings per diluted share(1)	$2.57	$2.86	$3.14	$2.82	99%	0.93

(1)	See Appendix C, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results,” for a reconciliation of adjusted earnings per diluted share to reported earnings per diluted share for 2012.

Based on the achievement of the adjusted earnings per diluted share target for 2012, the following table sets forth the number of Performance RSUs earned and converted to restricted shares based on the 0.93 payout multiple as determined by the Committee.

Name	Title	2012 Performance RSUs at Target	2012 Performance RSUs Earned
Murray S. Kessler	Chairman, President and Chief Executive Officer	76,743	71,373
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	15,351	14,277
Randy B. Spell	Executive Vice President, Marketing and Sales	11,514	10,710
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	11,514	10,710
Charles E. Hennighausen	Executive Vice President, Production Operations	9,978	9,282

The restricted stock earned with respect to the 2012 Performance RSUs will cliff vest on the third anniversary of the date of grant of the Performance RSUs consistent with the service-based restricted stock in order to maintain the retention aspect of such awards. In February 2013, the Named Executive Officers were paid dividend equivalents for the performance period (fiscal 2012) based upon the number of Performance RSUs earned as determined by the Compensation Committee. See “Grants of Plan-Based Awards for 2012” for more information regarding the awards made to the Named Executive Officers in 2012.

2013 Stock Awards. In February 2013, the Compensation Committee determined that the structure of the equity awards to the Named Executive Officers in 2013 (the “2013 Stock Awards”) would be consistent with the 2012 design and include Performance RSUs using an adjusted earnings per diluted share target for 2013 (65% of total award value) and service-based restricted stock (35% of total award value). The 2013 Performance RSUs for the Named Executive Officers are earned and converted to restricted stock based upon the achievement of an adjusted earnings per diluted share performance metric for 2013 issued at the target level with payouts ranging from 0% to 200% of target with 50% payout at the threshold performance level. The adjusted earnings per diluted share goal for 2013 will equal the Company’s reported earnings per diluted share excluding any extraordinary items as defined in the 2008 Plan; litigation settlements, judgments and interest; and the impact of mark-to-market pension adjustments by industry competitors on the Company’s state settlement agreement expense. Any restricted stock earned with respect to the 2013 Performance RSUs and the 2013 service-based restricted stock will cliff vest on the third anniversary of the date of grant, subject to the executive officer’s continued employment with the Company. Based upon a review of Peer Group compensation data with the Committee’s Compensation Consultant, the Committee concluded that the 2013 Stock Award target value for Mr. Kessler was $5.5 million, which was at the median of the Company’s Peer Group. The Committee determined that no changes from the 2012 Stock Award levels should be made to the target values (as estimated by the Compensation Committee) for the other Named Executive Officers.

Name	Title	2013 Stock Award Target Value
Murray S. Kessler	Chairman, President and Chief Executive Officer	$5,500,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	1,000,000
Randy B. Spell	Executive Vice President, Marketing and Sales	750,000
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	750,000
Charles E. Hennighausen	Executive Vice President, Production Operations	650,000

The Compensation Committee will determine the number of 2013 Performance RSUs earned, if any, following the conclusion of fiscal 2013 based on the adjusted earnings per diluted share. Any earned Performance RSUs will be converted to restricted shares and will cliff vest on the third anniversary of the date of grant of the Performance RSUs consistent with the service-based restricted stock in order to maintain the retention aspect of such awards. The Named Executive Officers will earn dividend equivalents for the performance period (fiscal 2013) based upon the number of Performance RSUs earned as determined by the Compensation Committee following the completion of the performance period.

The following table sets forth the 2013 Stock Awards for each Named Executive Officer calculated based on the fair market value of our Common Stock on the date of grant (as determined by the closing price on February 13, 2013 of $41.68 per share).

Name	Title	2013 Performance RSUs at Target(1)	2013 Service- Based Restricted Stock
Murray S. Kessler	Chairman, President and Chief Executive Officer	85,773	46,186
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	15,596	8,398
Randy B. Spell	Executive Vice President, Marketing and Sales	11,697	6,298
Ronald S. Milstein	Executive Vice President, Legal and External Affairs, General Counsel and Secretary	11,697	6,298
Charles E. Hennighausen	Executive Vice President, Production Operations	10,137	5,459

(1)	The actual Performance RSUs earned and converted to restricted shares, if any, will depend on the Company’s achievement of the adjusted earnings per diluted share performance metric for 2013.

Other Benefits.  We provide other benefits, such as medical, dental, life, disability and related coverage, to the Named Executive Officers that are substantially the same as those provided to all of our salaried employees. In addition to the qualified and non-qualified retirement benefit plans described below, we offer an employee savings plan under Section 401(k) of the Code, which provides for a Company matching contribution. These benefit programs are designed to be competitive with those of other large corporations in order to attract and retain qualified executives. The Named Executive Officers participate in the Senior Executive Severance Pay Plan and have entered into Change in Control Severance Agreements as further described below. We do not maintain employment agreements with any of our Named Executive Officers.

Chief Executive Officer Compensation

Mr. Kessler joined the Company in September 2010 as President and Chief Executive Officer and was appointed Chairman of the Board on January 1, 2011. Consistent with his leadership role with the Company, Mr. Kessler’s compensation is designed to reward the achievement of the Company’s long-term strategic plan.

Accordingly, a significant percentage of his total target compensation is at risk with the vast majority of such compensation awarded in the form of long-term stock awards in order to reward him for enhancing long-term shareholder value and to align his interests with those of our shareholders. Target total direct compensation for Mr. Kessler is set at the 50th percentile (median) of market practice for our Peer Group. Please see the chart on page 29 which provides a breakdown of Mr. Kessler’s target compensation for 2012.

The Compensation Committee considered the alignment of Mr. Kessler’s total direct compensation (base salary plus annual incentive plan and stock-based incentive plan compensation) with the Company’s one-year and three-year total shareholder return (for purposes of this calculation, the total return on common shares over the time period specified with all cash dividends reinvested). For purposes of this comparison, the value of the 2012 Performance RSUs has been reduced to reflect the shares that the Compensation Committee determined were earned (93%). The charts below provide a comparison of Mr. Kessler’s total direct compensation for 2011 and 2012 relative to the Company’s one-year and three-year total shareholder return as of December 31, 2011 and 2012. While the Company’s one-year and three-year returns were still strong in 2012, they were lower than the returns for 2011, and Mr. Kessler’s compensation was appropriately aligned with this performance.

In 2011, in consultation with the Committee’s Compensation Consultant and a review of the practices of the Company’s Peer Group, the Compensation Committee approved limited personal use of the Company leased or fractionally-owned aircraft by Mr. Kessler for security and other business reasons in an amount not to exceed $125,000 of annual aggregate incremental cost to the Company, effective January 1, 2012. In 2012, the Committee considered a number of retention incentives, including a special equity award and other incentives, and determined that enhancing Mr. Kessler’s annual allowance for personal use of the Company leased or fractionally-owned aircraft to $250,000 provided him with a valuable retention benefit with limited incremental cost to the Company. This change was made effective for 2012. The aggregate incremental cost includes the variable costs of operating the aircraft, such as occupied hourly charge, fuel surcharge, federal excise tax, landing, hangar and other airport fees, repositioning charges, specialized catering fees, customs/immigration fees, ground transportation fees, passenger fees and any flight-specific insurance costs, and excludes fixed costs, such as monthly management fees, non-flight-specific insurance costs, purchase costs and depreciation.

The Company has entered into a change in control severance agreement (“Severance Agreement”) with Mr. Kessler which provides for severance payments and benefits upon his termination of employment by the Company without “Cause” or by Mr. Kessler for “Good Reason” following or in connection with a Change in Control. See “Change in Control and Other Severance Arrangements,” for additional information. In such event, Mr. Kessler is entitled to severance equal to three times base salary and target annual incentive bonus as well as certain other amounts. Mr. Kessler’s Severance Agreement is generally similar to the agreements entered into with the Company’s other senior executive officers, except that Mr. Kessler’s agreement does not include an excise tax gross up provision and instead contains a “better of net-after-tax or cutback” provision which requires that the payments contingent upon a change in control be reduced to less than three times Mr. Kessler’s “base amount” (as defined by the applicable provisions of the Code) if such reduction would place him in a better after-tax financial position than if all such payments were made and applicable taxes, including excise taxes, paid.

Mr. Kessler has no employment agreement or enhanced years of service under the Company’s retirement plans. He is subject to certain restrictive covenants, including non-compete and non-solicitation covenants for three years following his termination from employment and a confidentiality covenant as well as the Company’s clawback policy. Mr. Kessler is also entitled to participate in the Company’s Senior Executive Severance Pay Plan. See “Change in Control and Other Severance Arrangements,” for additional information. The Company and Mr. Kessler have also entered into an indemnification agreement upon the same terms as those previously entered into with the Company’s other senior executive officers. In addition, Mr. Kessler is required to hold six times his base salary in shares of our Common Stock pursuant to the Company’s Stock Ownership Guidelines.

Stock Ownership Guidelines

On February 17, 2012, the Board of Directors, upon the recommendation of the Compensation Committee, amended the Company’s Stock Ownership Guidelines, increasing the stock ownership targets to five times the annual cash retainer for non-executive directors, six times base salary for the Chief Executive Officer and three times the base salary for the other Named Executive Officers. Stock owned outright, stock held in Company benefit plans and restricted stock subject to service based vesting will be included in determining compliance with the stock ownership guidelines. Directors and executive officers generally are expected to comply with the stock ownership guidelines within five years of the amendment of the guidelines. The Board (or the Compensation Committee on behalf of the Board) will review the stock ownership guidelines and individual compliance therewith on a regular basis. As of March 8, 2013, our Chief Executive Officer held Common Stock worth almost thirteen times his base salary, each Named Executive Officer held Common Stock worth more than three and a half times his base salary and each of the directors (with the exception of one director who joined the Board in 2011) held Common Stock worth more than six times the annual cash retainer of our Common Stock in compliance with the stock ownership guidelines.

Securities Trading and Hedging Policy

Under the Company’s Securities Trading Policy, directors and executive officers, including the Named Executive Officers, may only purchase or sell the Company’s securities in “open window” periods during which they are not in possession of material, nonpublic information. The policy permits the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act during open window periods. These plans permit transactions in our Common Stock during periods in which an executive officer would otherwise be unable to buy or sell such stock because he or she possessed material, nonpublic information about the Company. All Rule 10b5-1 trading plans for our senior executive officers and directors must be submitted in writing to the Office of the General Counsel for review and approval prior to becoming effective, and the first transaction pursuant to such a plan may not occur sooner than three months following execution of the plan. Any transactions made pursuant to a Rule 10b5-1 trading plan are disclosed in Section 16 filings with the SEC. As of March 8, 2013, each of our Named Executive Officers had entered into a Rule 10b5-1 trading plan for the purpose of selling shares of our Common Stock to cover their withholding tax obligations upon the three-year vesting of restricted stock grants.

The Company’s Securities Trading Policy further prohibits all senior executive officers, including the Named Executive Officers, from entering into derivative securities transactions relating to our Common Stock or transactions hedging the economic risk of holding our Common Stock.

Clawback Policy

All senior executive officers, including the Named Executive Officers, are subject to a clawback policy that allows the Company to recover incentive compensation paid to the Company’s senior executive officers, including the Named Executive Officers, and other participants in the Company’s incentive plans in the event of (i) an accounting restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirements or (ii) the gross misconduct of a senior executive officer. The Board of Directors will require reimbursement of the excess compensation paid to a current or former senior executive officer, including the Named Executive Officers, under any annual incentive plan or long-term incentive plan during the three-year period preceding an accounting restatement or discovery of individual gross misconduct. In addition, the Board, in its discretion, may, among other things, reduce current or future compensation, modify or cancel grants of stock options, restricted shares or other long-term incentive awards granted during the three years prior to the restatement or take any other action determined by the Board to be in the best interests of the Company and its stockholders.

In the event the Board determines that a senior executive officer engaged in gross misconduct, then the Board, in its discretion, may take such action as it deems necessary or appropriate under the circumstances, including among other things, termination of employment, reducing current or future compensation, requiring repayment of some or all of any annual incentive paid to any senior executive officer, requiring repayment of some or all of any value realized by any covered employee from the vesting and/or exercise of any long-term incentive awards, modifying or canceling grants of stock options, restricted shares or other long-term incentive awards granted, or take any other action determined by the Board to be in the best interests of the Company and its stockholders. Gross misconduct may include violation of the Company’s Code of Business Conduct and Ethics, violation of other Company policies, or any act or failure to act (whether due to intentional conduct or error) that has caused or could reasonably be expected to cause financial or reputational harm to the Company.

The Dodd-Frank Act requires the SEC to adopt rules requiring companies to adopt a policy requiring the recovery of incentive compensation paid to certain executives as a result of an accounting restatement due to material noncompliance with any financial reporting requirement. The final rules relating to this provision of the Dodd-Frank Act have not been adopted. The Compensation Committee will review our existing policy and make any necessary amendments once the final rules are adopted.

Retirement Benefits

We provide retirement benefits to our executive officers through a combination of a tax qualified, non-contributory defined benefit plan (the “Pension Plan”), in which substantially all of our salaried employees participate, and a non-qualified Benefit Equalization Plan. We believe that it is appropriate to provide these retirement benefits in order to attract and retain qualified executives. The Pension Plan is designed to replace approximately one-third of a participant’s base salary after accumulating 30 years of service and having reached age 55. Participants in the Pension Plan are also eligible for normal retirement at age 65 with five or more years of credited service, unreduced early retirement benefits at age 60 with ten or more years of credited service, and reduced early retirement benefits at age 55 with ten or more years of service. Reduced early retirement benefits are determined by reducing the normal retirement benefit by approximately 5% for each year prior to age 65.

The Pension Plan is subject to the normal annual earnings limits established by the Internal Revenue Service (“IRS”). For this reason, the Company provides additional retirement benefits under the non-qualified Benefit Equalization Plan to certain executives, including the Named Executive Officers, that meet certain earnings requirements in excess of the annual earnings limits. The Benefit Equalization Plan provides for an additional accrual and payment of benefits, which are not available under our Pension Plan as a result of the IRS limits. Employees become eligible to participate in the Benefit Equalization Plan and the Pension Plan after completion of one year of service.

The Pension Plan is a defined benefit plan in which the benefit is calculated using the employee’s highest average annual base salary during any period of five consecutive years of the ten years immediately preceding retirement. This earnings figure is multiplied by a flat percentage defined for specific years of service and by total length of credited service to obtain the annual benefit payable under the plan. Payment from this plan is in the form of an annuity. Retirees can choose a single life annuity, a ten-year period certain annuity, or they can select one of four joint and survivor options. Plan participants are vested in the plan after five years of service.

The benefit calculation for the Benefit Equalization Plan is the same as the Pension Plan calculation using the salary amounts in excess of the specific IRS limits for each of the years of the executive’s credited service. A limited number of participants in the Benefit Equalization Plan, including Messrs. Spell and Milstein, have an executive split-dollar life insurance policy, provided under our Executive Insurance Plan, that provides a funding mechanism for benefits provided under the Benefit Equalization Plan. Participation in the Executive Insurance Plan was limited to participating executives who were vested as of January 1, 2003, but the amounts of the policies are not frozen. The terms of payment from the Benefit Equalization Plan had been similar to the Pension

Plan until January 2008, when the Benefit Equalization Plan was modified to comply with new regulations issued pursuant to Section 409A of the Code by limiting the payout to lump sums only. See the “All Other Compensation” column in the Summary Compensation Table below for more information.

None of the Named Executive Officers are entitled to additional years of credited service, except in the event of a qualifying termination relating to a change in control event. See “Change in Control and Other Severance Arrangements” below for more information.

Change in Control and Other Severance Arrangements

Severance Plan.  Our Senior Executive Severance Pay Plan (the “Severance Plan”) provides for continued compensation and benefits to selected senior executives, including the Named Executive Officers, whose employment is terminated without “Cause” or who terminate their employment for “Good Reason,” as defined in the Severance Plan. Upon a qualified termination of employment, the participating Named Executive Officer will be entitled to a payment equal to two times his or her base salary to be paid in equal bi-monthly installments over a period of 36 months following the executive’s termination. The Named Executive Officer will also be entitled to his or her annual incentive plan payout for the year such termination occurs (calculated based on achievement of the performance metrics). The Severance Plan also provides for (i) a payment equal to the cost of COBRA continuation coverage under our health plans plus 35% for a period of three years following such termination of employment, and (ii) up to 24 months of outplacement services. In order to receive these benefits, the Named Executive Officer must (i) execute a release agreement satisfactory to us, (ii) return any financial advances and property, and (iii) reconcile his or her expense account and any other amounts due to the Company.

Pursuant to the Severance Plan, “Cause” means a termination by the Company for (i) any malfeasance in office or other similar violation of duties and responsibilities by the executive; (ii) violation of express instructions or any specific Company policy which materially affects the business of the Company; or (iii) any unlawful act which harms the reputation of the Company or otherwise causes significant injury to the Company. “Good Reason” means (i) the assignment of an executive to duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; or (ii) a failure by the Company to comply with the following provisions: (a) not to reduce the executive’s base salary, (b) not to amend, modify or terminate the Severance Plan in a manner not permitted by its terms, or (c) not to permit the executive to participate in all incentive, bonus, savings and retirement benefit plans, practices, policies and programs applicable generally to other peer executives of the Company. For purposes of Good Reason, in each case isolated and inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of written notice thereof shall be excluded. The Severance Plan may not be amended, modified or terminated or participants removed from the plan prior to September 13, 2013, and any amendments after such date may not affect the plan benefits with respect to any executive who has terminated his or her employment with us.

Change in Control Arrangements.  We believe that change in control severance agreements are appropriate to allow executives to focus on the Company’s interests in a change of control situation without distractions relating to their employment. In 2008, we entered into change in control related severance agreements (the “Severance Agreements”) with a group of 43 executives, including Messrs. Taylor, Spell, Milstein and Hennighausen. The initial term of the Severance Agreements expired on December 31, 2010, but automatically renewed for successive one year terms commencing on January 1, 2011. The term of the Severance Agreements will automatically renew for further successive one year terms, unless notice of nonrenewal has been provided by either party to the Severance Agreement. The Severance Agreements are automatically extended for twenty-four months following a Change in Control. A “Change in Control” is deemed to occur if: (i) any person becomes the owner of 30% or more of our voting securities; (ii) the majority of the membership of the Board changes without approval of two-thirds of the directors who either were directors on the date of the related Severance Agreement, or whose election was previously so approved; (iii) there is a merger or consolidation with another company following which the members of the Board do not constitute a majority of the members of the board of the surviving entity; or (iv) there is a sale or disposition of all or substantially all of our assets (other than to an entity of which the members of the Board constitute a majority of the board) or our stockholders approve a plan of complete liquidation.

We entered into a Severance Agreement with Mr. Kessler on October 11, 2010, which provides for substantially the same benefit as provided to the other Named Executive Officers, except that there is no tax gross up provision for “excess parachute payments” consistent with the Company’s policy. Mr. Kessler’s Severance Agreement includes a “better of net-after-tax or cutback” provision which generally provides for a reduction in “excess parachute payments” to less than three times his “base amount” pursuant to Section 280G of the Internal Revenue Code, if such reduction would place him in a better after-tax financial position than if the full severance amount, including applicable taxes, was paid. See also “Chief Executive Officer Compensation” above for additional information regarding Mr. Kessler’s Severance Agreement.

Benefits under the Severance Agreements are subject to a “double trigger” requiring both a change in control and a qualified termination event. As such, payments are made only upon termination of the executive’s employment by us other than for “Cause” or by the executive for “Good Reason” within two years following (or in connection with) a Change in Control. “Cause” includes the willful and continued failure by the executive to substantially perform his or her duties (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) not cured within 30 days after a written demand for substantial performance is delivered to the executive by the Board or the willful engagement by the executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. “Good Reason” includes the assignment of duties inconsistent with the executive’s status or a substantial adverse alteration in the nature or status of the executive’s responsibilities, relocation of the principal place of employment to a location that increases the one-way commute by more than 25 miles, reduction in base salary or failure to continue comparable compensation and benefit plans.

The Severance Agreements for the Named Executive Officers provide for the following benefits upon their termination of employment in a manner entitling them to benefits:

•

three times the sum of (i) the individual’s base salary in effect immediately prior to termination of employment (or, if higher, immediately prior to the first occurrence of an event or circumstance constituting Good Reason), and (ii) the target annual incentive bonus for the individual;

•	continued life, dental, accident and health insurance benefits for three years;

•	a pro rata annual incentive compensation payment for the year in which employment terminates (based on target performance levels);

•

payment equal to incremental benefits and contributions the executive would have earned under our pension and defined contribution plans assuming the executive continued employment for an additional three years;

•	outplacement services not to exceed $25,000; and

•

except for Mr. Kessler, a gross up payment equal to the amount necessary to reimburse the executive for the effect of any federal excise tax levied on “excess parachute payments,” except that the gross up payment will not be paid, and the severance payments otherwise payable to the executive will be reduced, unless payment of the gross up payment would increase the after-tax benefit to the executive by more than 10%.

The Compensation Committee has committed not to enter into any additional Severance Agreements which include 280G tax gross up provisions as evidenced by the terms of Mr. Kessler’s Severance Agreement which provides for a “better of net-after-tax or cutback” provision instead of a tax gross up provision. As part of its review of the Company’s compensation practices, the Committee determined that all Severance Agreements containing tax gross up provisions would be amended on or before January 1, 2014 to eliminate the tax gross up.

In addition, all outstanding unvested equity awards granted to each Named Executive Officer generally will become fully and immediately vested and exercisable upon the consummation of a change in control transaction (as defined in the 2008 Plan). See “Potential Payments upon Termination of Employment or Change in Control” below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, including our Named Executive Officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

Deductibility of Executive Compensation

In accordance with Section 162(m) of the Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year may be restricted. The Compensation Committee considers the impact of Section 162(m) in establishing the structure, performance targets and timing of annual incentive plan and performance restricted stock unit awards as well as the proportion of cash compensation attributable to base salary and performance based compensation. Although the Compensation Committee plans to evaluate and limit the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2012.

  Compensation Committee of the Board of Directors

  Virgis W. Colbert (Chair)

  Robert C. Almon

  Dianne Neal Blixt

  Kit D. Dietz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of “outside directors” within the meaning of the regulations under Section 162(m) of the Code, “non-employee directors” under SEC Rule 16b-3, and “independent” directors as affirmatively determined by the Board of Directors pursuant to the NYSE Listing Standards. The members of the Compensation Committee are the individuals named as signatories to the report immediately preceding this paragraph. None of the members of the Compensation Committee are our former officers or employees or any relationships described in Item 407(e)(4) of Regulation S-K.

SUMMARY COMPENSATION TABLE

The information below sets forth the compensation of our Named Executive Officers, including the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for the year ended December 31, 2012.

Name and Principal Position(s)	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Stock Option/ SAR Awards(4)	Non-Equity Incentive Plan Compen- sation(5)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings(6)	All Other Compen- sation(7)	Total
Murray S. Kessler(8)	2012	$1,260,000	$—	$5,000,180	$—	$2,070,000	$187,722	$182,494	$8,700,396
Chairman, President and Chief	2011	1,200,000	—	5,349,364	2,947,304	3,500,000	166,403	9,800	13,172,871
Executive Officer	2010	369,595	1,000,000	1,025,624	138,008	996,923	—	190,017	3,720,167

David H. Taylor	2012	912,879	—	1,000,138	—	899,970	187,699	18,410	3,019,096
Executive Vice President, Finance	2011	869,409	—	1,000,011	528,973	1,438,248	144,333	18,423	3,999,397
and Planning and Chief Financial Officer	2010	866,603	—	900,018	207,193	1,440,000	97,230	18,311	3,529,355

Randy B. Spell	2012	694,612	—	750,230	—	571,429	510,149	478,880	3,005,300
Executive Vice President,	2011	661,535	—	750,008	396,722	1,001,108	580,029	230,901	3,620,303
Marketing and Sales	2010	664,079	—	674,995	155,394	990,000	326,863	362,236	3,173,567

Ronald S. Milstein	2012	668,725	—	750,230	—	587,929	345,675	192,834	2,545,393
Executive Vice President, Legal	2011	636,881	—	750,008	396,722	979,108	319,328	215,499	3,297,546
and External Affairs, General	2010	639,331	—	674,995	155,394	990,000	192,478	116,556	2,768,754
Counsel and Secretary

Charles E. Hennighausen	2012	660,465	—	650,115	—	499,033	267,301	50,975	2,127,889
Executive Vice President,	2011	629,014	—	649,992	343,838	709,452	244,034	9,800	2,586,130
Production Operations	2010	631,433	—	585,016	134,669	810,000	149,351	9,800	2,320,269

(1)	Base salaries are paid bi-weekly. In 2010, there was one additional day of salary paid as a result of the pay period ending dates for the year. See “Base Salary” above for more information.

(2)	In 2010, Mr. Kessler received a $1,000,000 signing bonus when he joined the Company on September 13, 2010.

(3)	These amounts represent the aggregate grant date fair value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718 (exclusive of the effect of estimated forfeitures for service based vesting) associated with the restricted stock, and in 2012 the Performance RSUs, awarded as part of the 2012 Stock Award made pursuant to the 2008 Plan. The value shown for the Performance RSUs reflects the Compensation Committee’s assessment of the probable attainment of the performance conditions at the date of grant. If the Performance RSUs were valued based on achievement of the maximum performance level, the amounts in the Stock Awards column for 2012 (including the grant date fair value of the service-based restricted stock awards) for the Named Executive Officers would be $8,250,246, $1,650,253, $1,237,848, $1,237,848 and $1,072,683 for Messrs. Kessler, Taylor, Spell, Milstein and Hennighausen, respectively. These amounts do not reflect the actual value that may be realized by the Named Executive Officers. See Note 17 of our Consolidated Financial Statements included in the 2012 Annual Report for more information regarding the assumptions used in the calculation of these amounts.

(4)	These amounts represent the aggregate grant date fair value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718 (exclusive of the effect of estimated forfeitures for service based vesting) associated with the stock options awarded as part of the 2010 and 2011 Stock Awards made pursuant to the 2008 Plan. In 2012, the Company replaced stock options with performance restricted stock units, which are included in the Stock Awards column above. These amounts do not reflect the actual value that may be realized by the Named Executive Officers. See Note 17 of our Consolidated Financial Statements included in the 2012 Annual Report for more information regarding the assumptions used in the calculation of these amounts.

(5)	These amounts represent the AIP payment to each Named Executive Officer for the indicated year, which was paid early in the following year based on a determination by the Compensation Committee as to the extent to which the applicable performance metrics were achieved. See “2012 Annual Incentive Plan” above for a description of the performance metrics applicable to the 2012 AIP.

(6)	These amounts represent the actuarial increase in the present value of each Named Executive Officer’s retirement benefits under the Pension Plan and Benefit Equalization Plan as of December 31, 2012 over the value of those benefits as of December 31, 2011, all as determined using the same interest rate and other assumptions as those used in our financial statements. Mr. Kessler became a participant in the Pension Plan and Benefit Equalization Plan as of September 13, 2011, and was not vested in either plan as of December 31, 2012. See “Retirement Benefits” above for additional information regarding the retirement benefits accrued for each of the Named Executive Officers and Note 16 to our Consolidated Financial Statements included in the 2012 Annual Report for more information regarding the assumptions used in the calculations of these amounts.

(7)	These amounts include premiums for a split-dollar life insurance policy for Messrs. Spell and Milstein in the amount of $461,250 and $179,450, respectively. The insurance program has been closed to new participants, and Messrs. Kessler, Taylor and Hennighausen are not participants. See “Retirement Benefits” above for additional information. The amounts shown also include annual cash received pursuant to a company-wide medical and welfare plan and not used to purchase medical and other welfare benefits for Messrs. Taylor, Spell and Milstein in the amounts of $8,410, $7,630 and $3,384, respectively. These amounts include $10,000 for Messrs. Kessler, Taylor, Spell, Milstein and Hennighausen representing the Company’s matching contribution to the Lorillard Tobacco Company Employees Savings Plan. Mr. Hennighausen’s amount includes $40,975 in medical reimbursement in 2012. The amount for Mr. Kessler also includes $172,494 for the personal use of the Company leased or fractionally-owned aircraft for security and other business reasons. See “Chief Executive Officer Compensation” above for additional information.

(8)	Mr. Kessler joined the Company as President and Chief Executive Officer on September 13, 2010 and was appointed Chairman of the Board on January 1, 2011. Accordingly, Mr. Kessler’s compensation for 2010 represents a partial year of employment with the Company.

GRANTS OF PLAN-BASED AWARDS FOR 2012

The following table sets forth the grants of plan-based awards for 2012, including non-equity incentive plan awards under the 2012 AIP and the 2012 Stock Awards consisting of restricted stock and Performance RSUs. The awards were made pursuant to the 2008 Plan. All shares, per share amounts and exercise prices for all periods presented in this table have been adjusted for the three-for-one stock split effected on January 15, 2013.

Name/Grant Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units(3)	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Stock Option/ SAR Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Murray S. Kessler
2012 AIP	2/17/2012	2/17/2012	$720,000	$1,800,000	$3,600,000
Rest. Stock	2/17/2012	2/17/2012							41,325	$42.35	$1,750,114
Perf. RSUs	2/17/2012	2/17/2012				38,372	76,743	153,486		42.35	—

David H. Taylor
2012 AIP	2/17/2012	2/17/2012	320,000	800,000	1,600,000
Rest. Stock	2/17/2012	2/17/2012							8,265	42.35	350,023
Perf. RSUs	2/17/2012	2/17/2012				7,676	15,351	30,702		42.35	—

Randy B. Spell
2012 AIP	2/17/2012	2/17/2012	220,000	550,000	1,100,000
Rest. Stock	2/17/2012	2/17/2012							6,201	42.35	262,612
Perf. RSUs	2/17/2012	2/17/2012				5,757	11,514	23,028		42.35	—

Ronald S. Milstein
2012 AIP	2/17/2012	2/17/2012	220,000	550,000	1,100,000
Rest. Stock	2/17/2012	2/17/2012							6,201	42.35	262,612
Perf. RSUs	2/17/2012	2/17/2012				5,757	11,514	23,028		42.35	—

Charles E. Hennighausen
2012 AIP	2/17/2012	2/17/2012	180,000	450,000	900,000
Rest. Stock	2/17/2012	2/17/2012							5,373	42.35	227,547
Perf. RSUs	2/17/2012	2/17/2012				4,989	9,978	19,956		42.35	—

(1)	These amounts represent the threshold, target and maximum payout amounts payable under the 2012 AIP under the terms approved by the Compensation Committee on February 17, 2012. The payout of the 2012 AIP was based on achievement of the Company’s performance targets for adjusted net operating income and Newport market share and individual performance achievements for each Named Executive Officer. The threshold and maximum payout under the 2012 AIP for each Named Executive Officer were equal to 0.4 and 2 times the target payout level, respectively. In February 2013, the Compensation Committee reviewed the achievement of the Company’s performance targets as well as the individual performance of each Named Executive Officer for purposes of exercising its negative discretion and determined the actual payouts based on the achievement of the performance targets. Actual 2012 AIP payouts are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. See “2012 Annual Incentive Plan” above for more information.

(2)	These amounts represent the threshold, target and maximum number of Performance RSUs that may be earned and converted to restricted stock approved by the Compensation Committee on February 17, 2012. The payout of the 2012 Performance RSUs was based on achievement of the Company’s adjusted earnings per diluted share performance target. The threshold and maximum payout under the 2012 Performance RSUs for each Named Executive Officer were equal to 0.5 and 2.0 times the target payout level, respectively. In February 2013, the Compensation Committee reviewed the achievement of the Company’s performance target for purposes of exercising its negative discretion and determined that 93% of the 2012 Performance RSUs were earned and converted to restricted shares that will vest on the third anniversary of the grant date. The number of 2012 Performance RSUs converted to restricted stock were 71,373, 14,277, 10,710, 10,710 and 9,282 shares for Messrs. Kessler, Taylor, Spell, Milstein and Hennighausen, respectively. See “2012 Stock Awards” above for more information

(3)	This column represents the number of service-based restricted stock awarded to each Named Executive Officer pursuant to the 2012 Stock Award on February 17, 2012.

(4)	The grant date fair value is calculated in accordance with the provision of FASB ASC Topic 718 based on the closing price on the date of grant for restricted stock and Performance RSUs, excluding the effect of estimated forfeitures. For Performance RSUs, the grant date fair value reflects the Compensation Committee’s assessment of the probable attainment of the performance conditions as determined at the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2012

The following tables set forth outstanding stock options, SARs, Performance RSUs and restricted stock granted to each Named Executive Officer under the 2008 Plan as of December 31, 2012. Each stock option and SAR award granted to the Named Executive Officers and reported below vests and becomes exercisable in four equal annual installments beginning on the first anniversary of the grant date of the first stock option or SAR award of the year for which the award was made, subject to the executive officer’s continued employment with the Company. Each stock option and SAR award expires no later than the tenth anniversary of the date of grant. Under “Option Awards,” all awards listed with expiration dates prior to 2017 or after 2019 represent stock options, and awards with expiration dates in 2017, 2018 and 2019 represent SARs. Restricted stock awards vest on the third anniversary of the grant date, subject to the executive officer’s continued employment with the Company. Performance RSUs are subject to a one-year performance period, after which they are converted to restricted stock to the extent earned and subject to time-based vesting on the third anniversary of the grant date. See “Long-term Incentive Awards” above for more information. All shares, per share amounts and exercise prices for all periods presented in this table have been adjusted for the three-for-one stock split effected on January 15, 2013.

		Options Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options/SARs Exercisable	Number of Securities Underlying Unexercised Stock Options/SARs Unexercisable	Stock Option/ SAR Exercise Price	Stock Option/SAR Expiration Date	Number of Shares of Stock That Have Not Vested(2)	Market Value of Shares That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Murray S. Kessler	9/13/2010	17,127	17,130	$27.12	9/13/2020	37,818	$1,470,742
	12/31/2010	17,127	17,130	27.35	9/13/2020
	2/17/2011	33,435	100,305	26.40	2/17/2021	202,653	7,881,175
	3/31/2011	17,127	17,130	31.67	9/13/2020
	6/30/2011	33,432	100,302	36.29	2/17/2021
	6/30/2011	17,127	17,130	36.29	9/13/2020
	9/30/2011	33,432	100,302	36.90	2/17/2021
	12/30/2011	33,432	100,302	38.00	2/17/2021
	2/17/2012					41,325	1,607,129	76,743	$2,984,535
David H. Taylor	1/8/2008	13,500	—	28.10	1/8/2018
	3/31/2008	13,500	—	24.58	1/8/2018
	7/30/2008	13,500	—	22.91	1/8/2018
	9/30/2008	13,500	—	23.72	1/8/2018
	3/12/2009	38,226	12,744	20.02	3/12/2019
	6/30/2009	38,226	12,744	22.59	3/12/2019
	9/30/2009	38,226	12,744	24.77	3/12/2019
	12/31/2009	38,226	12,744	26.74	3/12/2019
	2/24/2010	10,449	10,449	25.25	2/24/2020	35,649	1,386,390
	6/30/2010	10,443	10,446	23.99	2/24/2020
	9/30/2010	10,443	10,446	26.77	2/24/2020
	12/31/2010	10,443	10,446	27.35	2/24/2020
	2/17/2011	6,687	20,067	26.40	2/17/2021	37,884	1,473,309
	6/30/2011	6,684	20,061	36.29	2/17/2021
	9/30/2011	6,684	20,061	36.90	2/17/2021
	12/30/2011	6,684	20,061	38.00	2/17/2021
	2/17/2012					8,265	321,426	15,351	597,000
Randy B. Spell	1/8/2008	2,439	—	28.10	1/8/2018
	3/31/2008	2,439	—	24.58	1/8/2018
	7/30/2008	2,442	—	22.91	1/8/2018
	9/30/2008	2,442	—	23.72	1/8/2018
	3/12/2009	9,558	9,558	20.02	3/12/2019
	6/30/2009	9,555	9,558	22.59	3/12/2019
	9/30/2009	9,558	9,558	24.77	3/12/2019
	12/31/2009	9,555	9,558	26.74	3/12/2019
	2/24/2010	3,918	7,839	25.25	2/24/2020	26,736	$1,039,763
	6/30/2010	3,918	7,833	23.99	2/24/2020
	9/30/2010	3,918	7,833	26.77	2/24/2020
	12/31/2010	3,918	7,833	27.35	2/24/2020
	2/17/2011	5,016	15,051	26.40	2/17/2021	28,413	1,104,982
	6/30/2011	5,013	15,045	36.29	2/17/2021
	9/30/2011	5,013	15,045	36.90	2/17/2021
	12/30/2011	5,013	15,045	38.00	2/17/2021
	2/17/2012					6,201	241,157	11,514	$447,779

(1)	In 2008, we converted all outstanding stock options and SARs awarded under the Carolina Group Stock Plan (administered by Loews’ compensation committee) on a one-for-one basis into stock options and SARs exercisable in our Common Stock under the 2008 Plan with the same terms and conditions as the then existing awards.

(2)	Consists of service-based restricted stock.

(3)	Calculated using the closing price of our Common Stock as of December 31, 2012 ($38.89).

(4)	Consists of Performance RSUs granted in 2012 at target.

		Options Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options/SARs Exercisable	Number of Securities Underlying Unexercised Stock Options/SARs Unexercisable	Stock Option/ SAR Exercise Price	Stock Option/SAR Expiration Date	Number of Shares of Stock That Have Not Vested(2)	Market Value of Shares That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Ronald S. Milstein	1/8/2008	9,750	—	$28.10	1/8/2018
	3/12/2009	9,558	9,558	20.02	3/12/2019
	6/30/2009	9,555	9,558	22.59	3/12/2019
	9/30/2009	9,558	9,558	24.77	3/12/2019
	12/31/2009	9,555	9,558	26.74	3/12/2019
	2/24/2010	3,918	7,839	25.25	2/24/2020	26,736	1,039,763
	6/30/2010	3,918	7,833	23.99	2/24/2020
	9/30/2010	3,918	7,833	26.77	2/24/2020
	12/31/2010	7,833	7,833	27.35	2/24/2020
	2/17/2011	5,016	15,051	26.40	2/17/2021	28,413	1,104,982
	6/30/2011	5,013	15,045	36.29	2/17/2021
	9/30/2011	5,013	15,045	36.90	2/17/2021
	12/30/2011	5,013	15,045	38.00	2/17/2021
	2/17/2012					6,201	241,157	11,514	447,779
Charles E. Hennighausen	6/29/2007	9,750	—	$25.93	1/9/2017
	9/28/2007	9,750	—	26.93	1/9/2017
	1/8/2008	9,750	—	28.10	1/8/2018
	3/31/2008	9,750	—	24.58	1/8/2018
	7/30/2008	9,750	—	22.91	1/8/2018
	9/30/2008	9,750	—	23.72	1/8/2018
	3/12/2009	24,849	8,283	20.02	3/12/2019
	6/30/2009	24,846	8,283	22.59	3/12/2019
	9/30/2009	24,849	8,283	24.77	3/12/2019
	12/31/2009	24,846	8,283	26.74	3/12/2019
	2/24/2010	—	6,792	25.25	2/24/2020	23,172	$901,159
	6/30/2010	—	6,789	23.99	2/24/2020
	9/30/2010	—	6,789	26.77	2/24/2020
	12/31/2010	—	6,789	27.35	2/24/2020
	2/17/2011	—	13,041	26.40	2/17/2021	24,624	957,627
	6/30/2011	—	13,041	36.29	2/17/2021
	9/30/2011	—	13,041	36.90	2/17/2021
	12/30/2011	—	13,041	38.00	2/17/2021
	2/17/2012					5,373	208,956	9,978	$388,044

(1)	In 2008, we converted all outstanding stock options and SARs awarded under the Carolina Group Stock Plan (administered by Loews’ compensation committee) on a one-for-one basis into stock options and SARs exercisable in our Common Stock under the 2008 Plan with the same terms and conditions as the then existing awards.

(2)	Consists of service-based restricted stock.

(3)	Calculated using the closing price of our Common Stock as of December 31, 2012 ($38.89).

(4)	Consists of Performance RSUs granted in 2012 at target.

OPTION EXERCISES AND STOCK VESTED FOR 2012

The following table sets forth information regarding the number and realized value of shares acquired in the aggregate upon exercise of stock options and SARs during 2012 and the vesting of the 2009 restricted stock awarded to the Named Executive Officers during 2012. All shares, per share amounts and exercise prices for all periods presented in this table have been adjusted for the three-for-one stock split effected on January 15, 2013.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Murray S. Kessler	—	—	—	—
David H. Taylor	—	—	19,983	$865,464
Randy B. Spell	—	—	14,988	649,130
Ronald S. Milstein(4)	142,023	$2,346,685	14,988	649,130
Charles E. Hennighausen(5)	103,041	2,164,274	12,990	562,597

(1)	For purposes of this table, the value realized on exercise reflects the difference between the market price of our Common Stock realized by the Named Executive Officer at the time of exercise and the exercise price of the stock options or SARs.

(2)	Reflects vesting of restricted stock awarded in 2009. Each Named Executive Officer for whom restricted stock vested during 2012 entered into a Rule 10b5-1 trading plan in November 2011, pursuant to which a portion of the vested shares were sold to cover the withholding tax obligations upon the vesting of the award on March 12, 2012. See “Securities Trading and Hedging Policy” above for additional information.

(3)	The value realized on vesting reflects the closing market price ($43.31) of our Common Stock at the time of vesting (March 12, 2012) of the 2009 restricted stock award.

(4)	Reflects the total number of stock options and SARs (11,748 stock options and 130,275 SARs) exercised by Mr. Milstein on February 14, 2012.

(5)	Reflects the total number of stock options and SARs (54,291 stock options and 48,750 SARs) exercised by Mr. Hennighausen on May 7, 2012.

PENSION BENEFITS FOR 2012

The following table sets forth information relating to the retirement benefits for the Named Executive Officers as of December 31, 2012 under the Pension Plan and the Benefit Equalization Plan. No payments were made from these benefit plans or arrangements to the Named Executive Officers during 2012.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Plan Benefit(3)
Murray S. Kessler	Pension Plan(1)	2.3	$69,327
	Benefit Equalization Plan(2)	2.3	284,798

	Total		354,125
David H. Taylor	Pension Plan(1)	5.0	158,125
	Benefit Equalization Plan(2)	5.0	414,962

	Total		573,087
Randy B. Spell	Pension Plan(1)	35.9	1,515,516
	Benefit Equalization Plan(2)	35.9	3,060,405

	Total		4,575,921
Ronald S. Milstein	Pension Plan(1)	16.5	403,535
	Benefit Equalization Plan(2)	16.5	1,134,180

	Total		1,537,715
Charles E. Hennighausen	Pension Plan(1)	10.2	391,513
	Benefit Equalization Plan(2)	10.2	731,346

	Total		1,122,859

(1)	These amounts represent the calculated pension value provided by the qualified retirement plan as of December 31, 2012. The calculation is based on the average of the five highest consecutive years of base salary (subject to IRS limits) over the last ten years of service multiplied by the number of years of credited service multiplied by 1.2% (1.6% for credited service prior to January 1, 1982).

(2)	These amounts represent the calculated non-qualified retirement benefit value provided by the Benefit Equalization Plan. The benefit calculation for the Benefit Equalization Plan is the same as the Pension Plan calculation using the salary amounts in excess of the specific IRS limits for each of the years of the executive’s credited service.

(3)	The values included in this column have been calculated as of December 31, 2012 assuming (i) the earliest retirement date on which each Named Executive Officer will receive unreduced retirement benefits under the Pension Plan and Benefit Equalization Plan; (ii) a discount rate of 4.25%; and (iii) 2.75% interest rate for lump sum calculations, except 4.25% for Messrs. Kessler and Taylor.

For purposes of these calculations, the present values of the accumulated plan benefits are determined as of the earliest date on which the Named Executive Officers would receive unreduced retirement benefits under the respective plans. Pursuant to the terms of the Pension Plan and Benefit Equalization Plan as of December 31, 2012, Mr. Spell was eligible for unreduced early retirement benefits, Mr. Milstein was eligible for early retirement benefits equal to 50% of his normal retirement benefits and Messrs. Kessler, Taylor and Hennighausen were not eligible for retirement benefits.

Benefits under the Pension Plan and Benefit Equalization Plan vest when a participant has five years of credited service. Participants in the Pension Plan and the Benefit Equalization Plan are eligible for normal retirement at age 65 with five or more years of credited service, unreduced early retirement benefits at age 55 with 30 or more years of credited service and at age 60 with ten or more years of credited service, and reduced early retirement benefits at age 55 with ten or more years of service. Reduced early retirement benefits are determined by reducing the normal retirement benefit by approximately 5% for each year prior to age 65. Upon retirement, participants in the Pension Plan may elect a single life annuity, a joint and survivor annuity, or a 10-year certain annuity and participants in the Benefit Equalization Plan receive a lump sum payment. See “Retirement Benefits” above for additional information regarding our retirement plans.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer who was employed by us on December 31, 2012, pursuant to the terms of any contract, agreement, plan or arrangement that provides for such payments and benefits following, or in connection with, a termination of the Named Executive Officer’s employment, including by involuntary termination not for cause, involuntary termination for cause, retirement, death or disability or in connection with a Change in Control (as defined in the Severance Agreements) with or without a termination of the Named Executive Officer’s employment. For purposes of calculating the amounts in the table, we have assumed that the Change in Control event and/or termination took place in that sequence on December 31, 2012 (the last business day of our most recently completed fiscal year) using the closing price of our Common Stock on such date ($38.89 per share) for purposes of calculating the value of any stock awards in accordance with the rules and regulations under the Exchange Act. The “Involuntary Termination not for Cause” column includes termination by the Named Executive Officer for Good Reason, as such term is defined under the Severance Plan. The “Change in Control with Termination” column provides for payments as a result of a qualified termination pursuant to the Severance Agreements. The amounts shown in the table include estimates of what would have been paid to the Named Executive Officers upon the occurrence of the specified event. The actual amounts that would be paid to the Named Executive Officers can only be determined at the time of such an event. See the discussion that follows the table for additional information regarding the estimated payments and benefits.

Name and Description of Potential Payments	Voluntary Termination	Involuntary Termination not for Cause	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Death	Disability	Retirement
Murray S. Kessler
Severance	$—	$2,520,000	$—	$—	$9,180,000	$—	$—	$—
Accelerated Stock Vesting/AIP Payout	—	1,800,000	—	18,113,840	18,113,840	15,743,582	15,743,582	—
Enhanced Retirement Benefit	—	—	—	—	122,923	—	—	—
Healthcare Benefits	—	90,375	—	—	90,375	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	—	—	—	—

Total	—	4,435,375	—	18,113,840	27,532,138	15,743,582	15,743,582	—
David H. Taylor
Severance	—	1,825,758	—	—	5,138,691	—	—	—
Accelerated Stock Vesting/AIP Payout	—	800,000	—	6,267,041	6,267,041	4,578,125	4,578,125	—
Enhanced Retirement Benefit	—	—	—	—	281,637	—	—	—
Healthcare Benefits	—	80,748	—	—	80,748	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	2,474,990	—	—	—

Total	—	2,731,506	—	6,267,041	14,268,107	4,578,125	4,578,125	—
Randy B. Spell
Severance	—	1,389,224	—	—	3,733,836	—	—	—
Accelerated Stock Vesting/AIP Payout	—	550,000	—	4,650,347	4,650,347	3,383,681	3,383,681	550,000
Enhanced Retirement Benefit	—	—	—	—	31,600	—	—	—
Healthcare Benefits	—	90,375	—	—	90,375	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	—	—	—	—

Total	—	2,054,599	—	4,650,347	8,531,158	3,383,681	3,383,681	550,000
Ronald S. Milstein
Severance	—	1,337,450	—	—	3,656,175	—	—	—
Accelerated Stock Vesting/AIP Payout	—	550,000	—	4,650,347	4,650,347	3,383,681	3,383,681	275,000
Enhanced Retirement Benefit	—	—	—	—	366,845	—	—	—
Healthcare Benefits	—	90,375	—	—	90,375	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	1,825,422	—	—	—

Total	—	2,002,825	—	4,650,347	10,614,164	3,383,681	3,383,681	275,000
Charles E. Hennighausen
Severance(1)	—	1,320,930	—	—	2,963,185	—	—	—
Accelerated Stock Vesting/AIP Payout	—	450,000	—	4,003,489	4,003,489	2,905,787	2,905,787	225,000
Enhanced Retirement Benefit	—	—	—	—	283,555	—	—	—
Healthcare Benefits	—	90,375	—	—	90,375	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	—	—	—	—

Total	—	1,886,305	—	4,003,489	7,365,604	2,905,787	2,905,787	225,000

(1)	Pursuant to the terms of the Severance Agreement, Mr. Hennighausen’s severance amount in the “Change in Control with Termination” column was reduced to an amount that did not require a gross up because a gross up payment would have not increased his after-tax benefit by more than 10%.

Severance.  The Named Executive Officers are eligible for post-termination severance payments pursuant to (i) the Severance Plan for a termination not for cause or a termination for Good Reason, as defined in the Severance Plan, and not in connection with a Change in Control event and (ii) the Severance Agreements for a termination not for Cause or a termination for Good Reason, as defined in the Severance Agreements, and in connection with a Change in Control event. In the event of a Change in Control, the Severance Agreements provide for the payment of the 2012 AIP. However, since this amount would already have been accelerated as a result of the Change in Control event pursuant to the 2008 Plan, this amount is included under “Accelerated Stock Vesting/AIP Payout.” See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

Accelerated Stock Vesting and AIP Payout.  All of the stock awards made to our Named Executive Officers have been granted under the 2008 Plan and are subject to the vesting and other terms set forth in the award certificates and the 2008 Plan. Pursuant to the terms of the 2008 Plan, in the event of a Change in Control (as defined in the 2008 Plan), the Compensation Committee has the discretion to determine the treatment of all outstanding stock awards, unless the award certificate provides otherwise, and if the Committee does not exercise its discretion, any stock option or SAR award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, Performance RSUs vest at target level, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for restricted stock and other stock awards lapse and such awards are deemed fully vested. Any performance conditions imposed with respect to such awards are deemed to be fully achieved. In addition, pursuant to the terms of the award certificates, restricted stock and Performance RSU awards vest immediately upon the death or disability of the recipient. For purposes of calculating the amounts in the table, we have assumed that any outstanding unvested restricted stock, Performance RSU, stock option and SAR awards would vest as of December 31, 2012 using the closing price of our Common Stock ($38.89) on such date.

The 2012 AIP for our Named Executive Officers was in effect as of December 31, 2012 and was established in accordance with the terms of the 2008 Plan. As discussed above with regard to stock awards, in the event of a Change in Control, the performance conditions imposed with respect to such awards are deemed to be fully achieved and the target payout amount is payable to the Named Executive Officers. In the event of death, disability or retirement after age 62 in 2012, a Named Executive Officer or his or her estate was eligible to receive the 2012 AIP payout based on the achievement of the performance metrics, pro rated according to the time the Named Executive Officer participated during the 2012 measurement period. In the event of retirement prior to age 62 in 2012, a Named Executive Officer was eligible to receive 50% of the 2012 AIP payout based on the achievement of the performance metrics, pro rated according to the time the Named Executive Officer participated in the 2012 AIP. The amounts for the 2012 AIP included in the table reflect the target incentive payout level which would have been the value used in the event of a termination as of December 31, 2012. See “2012 Annual Incentive Plan” above for additional information.

Enhanced Retirement Benefit.  We have included any enhanced retirement benefits provided for under the Severance Agreements in this line item. For a Change in Control related termination event only, these amounts include three years of additional age and credited service under the Pension Plan and Benefit Equalization Plan as well as three years of additional matching contributions by the Company under the Lorillard Tobacco Company Employees Savings Plan, a defined contribution plan (the “401(k) Plan”). The total amount of the Company’s matching contributions under the 401(k) Plan were calculated using the 2013 compensation limit since the IRS limits for 2014 and 2015 are not available. We have not included amounts which the Named Executive Officers would be eligible to receive now or in the future pursuant to the Pension Plan and Benefit Equalization Plan in this table as these amounts are set forth in the “Pension Benefits for 2012” table above. Mr. Spell was eligible for unreduced retirement benefits and Messrs. Milstein and Hennighausen were eligible for reduced benefits under the Pension Plan and Benefit Equalization Plan as of December 31, 2012. Messrs. Kessler and Taylor were not eligible for retirement under the Pension Plan and Benefit Equalization Plan as of December 31, 2012. See “Retirement Benefits” above for more information.

Healthcare Benefits.  Pursuant to the terms of the Severance Plan and Severance Agreement, the Named Executive Officers are entitled to healthcare benefits for a period of three years following the specified event of termination. The amounts shown in the table represent the value of three years of COBRA continuation healthcare coverage, including a tax gross up of $31,631 for Messrs. Kessler, Spell, Milstein and Hennighausen and $28,262 for Mr. Taylor. See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

Outplacement Services.  Pursuant to the terms of the Severance Agreements, the Named Executive Officers are generally entitled to $25,000 in outplacement services following a termination not for Cause or for Good Reason in connection with a Change in Control event. Pursuant to the terms of the Severance Plan, the Named Executive Officers are entitled to outplacement services for 24 months, which, for purposes of this table, we have determined to be valued at $25,000 consistent with the benefit paid under the Severance Agreements. See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

280G Tax Gross Up.  Pursuant to the terms of the Severance Agreements, the Named Executive Officers, other than Mr. Kessler, are entitled to a gross up payment equal to the amount necessary to reimburse the executive for the effect of any federal excise tax levied on “excess parachute payments,” except that the gross up payment will not be paid, and the severance payments otherwise payable to the executive will be reduced, unless payment of the gross up payment would increase the after-tax benefit to the executive by more than 10%. See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements and the termination of the use of tax gross up provisions in future severance agreements.

Mr. Kessler’s Severance Agreement includes a “better of net-after-tax or cutback” provision which generally provides for a reduction in “excess parachute payments” to less than three times his “base amount” pursuant to Section 280G of the Code, if such reduction would place him in a better after-tax financial position than if the full severance amount, including applicable taxes, was paid. See “Chief Executive Officer Compensation” above for additional information.

EQUITY COMPENSATION PLAN INFORMATION

The table below reflects the number of securities issued and the number of securities remaining which were available for issuance under the 2008 Incentive Compensation Plan as of December 31, 2012. All shares, per share amounts and exercise prices for all periods presented in this table have been adjusted for the three-for-one stock split effected on January 15, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	3,848,934	$26.95	4,168,344
Equity compensation plans not approved by security holders	—	—	—

Total	3,848,934	$26.95	4,168,344

(1)	The 2008 Incentive Compensation Plan was approved by our shareholders at the annual meeting of shareholders on May 21, 2009.

(2)	Includes 1,557,894 stock option awards and 1,876,362 SAR awards, subject to certain vesting requirements which may or may not be met. Includes 414,678 shares underlying Performance RSUs based on maximum attainment of performance goals. The weighted average exercise price column of this table does not take these awards into account. If these awards were earned at target level, 207,339 shares would be issuable.

PROPOSAL NO. 4 — RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The submission of this matter for approval by shareholders is not legally required; however, the Board of Directors believes that such submission provides shareholders an opportunity to provide feedback on an important issue of corporate governance. If shareholders do not approve the selection of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2013 for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions regarding the Company.

Vote Required

Approval of the ratification of selection of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total number of shares of our Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote, provided that a quorum is present. Pursuant to applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as negative votes. Pursuant to NYSE regulations, brokers have discretionary voting power with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Auditor”) and (iv) the performance of the Company’s internal audit function and Independent Auditor. The Audit Committee operates pursuant to a written charter. Management is responsible for the financial reporting process, including the preparation of the financial statements and system of internal control over financial reporting. The Company’s Independent Auditor is responsible for auditing the financial statements in accordance with generally accepted auditing standards, issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles, and performing an assessment of the Company’s internal control over financial reporting.

The Audit Committee has met and held discussions with management and the Independent Auditor regarding the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting and significant accounting policies applied by the Company in its financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements with management and the Independent Auditor. The Audit Committee met with the Independent Auditor, with and without management present, to discuss the results of its evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Audit Committee also discussed with the Independent Auditor those matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended. In addition, the Audit Committee discussed with the Independent Auditor its independence from the Company and management, and the Audit Committee has received and reviewed the written disclosures and letter from the Independent Auditor as required by the applicable standards and rules of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee

Richard W. Roedel (Chair)

Robert C. Almon

Dianne Neal Blixt

David E.R. Dangoor

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our Independent Auditor. The Audit Committee has adopted a pre-approval policy and implemented procedures which provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which our Audit Committee approves prior to the completion of the audit. The pre-approval policy also delegates pre-approval authority to the Chairman of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

For the years ended December 31, 2012 and 2011, professional services were performed for us by Deloitte & Touche LLP, our Independent Auditor. Audit and audit-related fees aggregated approximately $2,234,000 and $1,743,000 for the years ended December 31, 2012 and 2011, respectively. Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services incurred were approved in accordance with the Audit Committee’s pre-approval policy.

	Year Ended December 31,
Fees by Type	2012	2011
	(In 000s)
Audit fees	$1,661	$1,494
Audit-related fees	573	249
Tax fees	443	162
All other fees	—	—

Total	$2,677	$1,905

Audit Fees.  The aggregate audit fees billed for professional services rendered by the Independent Auditor were approximately $1,661,000 and $1,494,000 for the years ended December 31, 2012 and 2011, respectively, and primarily related to the annual audits of the consolidated financial statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 as well as reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees.  Audit-related fees billed during the year ended December 31, 2012 and 2011 were approximately $573,000 and $249,000, respectively, and primarily related to consents, comfort letters, accounting due diligence and benefit plan audits.

Tax Fees.  The aggregate fees billed for tax services during the year ended December 31, 2012 and 2011 were approximately $443,000 and $162,000, respectively. These fees related to tax compliance, tax advice and tax planning for the years ended December 31, 2012 and 2011.

All Other Fees.  There were no fees billed for any other services during the years ended December 31, 2012 and 2011.

PROPOSAL NO. 5 — SHAREHOLDER PROPOSAL ON DISCLOSURE OF LOBBYING POLICIES AND PRACTICES

The Province of St. Joseph of the Capuchin Order, located at 1015 North Ninth Street, Milwaukee, WI 53233 (the “Proponent”), claiming beneficial ownership of our Common Stock with a market value of at least $2,000, has submitted the proposal set forth below. The proposal may be voted on at the Annual Meeting only if properly brought before the Annual Meeting by the Proponent. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Whereas, corporate lobbying exposes our company to risks that could affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Lorillard Inc. (“Lorillard”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Lorillard used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Lorillard’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Lorillard is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders’ best interests. Absent a system of accountability, company assets could be used for objectives contrary to Lorillard’s long-term interests.

Lorillard spent approximately $4.78 million in 2010 and 2011 on direct federal lobbying activities (Senate reports). These figures do not include lobbying expenditures to influence legislation in states. Lorillard lobbies at the state level with at least 84 lobbyists in 23 states between 2003 and 2011 (National Institute on Money in State Politics). Lorillard does not disclose its trade association memberships, nor payments and the portions used for lobbying on its website. Lorillard does not disclose membership in tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

Company’s Response

The Board of Directors unanimously recommends that shareholders vote “AGAINST” this proposal for the following reasons:

Our Board of Directors has considered the current proposal and believes that adopting the proposal is unnecessary and would not be in the best interests of the Company or its shareholders. The Board has considered similar proposals seeking the disclosure of political contributions that were included in the Company’s 2012 and 2011 proxy statements. Although those proposals did not receive majority support at the Company’s Annual Meeting of Shareholders for 2011 or 2012, the Board decided to enhance the Company’s disclosure of political contributions by providing shareholders with information regarding the Company’s guidelines for government relations and political contributions as well as the total contributions made by the Company and its political action committee (“LOPAC”). In 2012, Lorillard made $344,650 in corporate political contributions, and LOPAC made $340,065 in political contributions. This information, along with links to the appropriate Internal Revenue Service and Federal Election Commission websites, are available on our website (http://www.lorillard.com/responsibility/political-contributions/).

We believe that participation in the federal, state and local political, legislative and regulatory process is essential to our business. Our business is subject to extensive regulation at all levels of government, and we seek to be an effective participant in the public policy decision making process by voicing our positions on critical issues facing our business to federal, state and local elected representatives who may pass legislation or regulation that could affect our success. The Company complies with all applicable laws and regulations pertaining to lobbying activities and political campaign contributions at the federal, state and local levels, including those requiring specific disclosures. These extensive legal and regulatory disclosures, together with the disclosure included on the Company’s website, provide ample transparency and public access to information regarding the scope of the Company’s political involvement. Specific information on the Company’s federal lobbying activities is readily available to shareholders and interested parties. The Proponent has demonstrated in the proposal that this information is already easily obtained by citing the Company’s lobbying expenses for prior years. Interested parties may obtain the lobbying reports described in the proposal through various websites, including the U.S. Senate Lobbying Disclosure Act database (http://soprweb.senate.gov/index.cfm?event=selectfields) and the Center for Responsive Politics (http://www.opensecrets.org/lobby/clientsum.php?id=D000019376&year=2012).

The Company has a governance framework in place and undertakes a regular internal review and approval process for lobbying and related expenditures to ensure payments are made in the best interests of our business and our shareholders. Management provides the Board of Directors with a report at least annually on all lobbying and related expenditures that have been made by the Company. In addition, adoption of the proposed policy could require disclosure of proprietary information on a unilateral basis and could place the Company at a competitive disadvantage by revealing its legislative strategies and priorities. The Board believes that the Company has in place appropriate disclosure on its website and a system of accountability to ensure that Company assets used for political objectives are in the best long-term interest of the Company and its shareholders.

Further, we believe that disclosure of dues paid to trade associations and similar organizations that lobby may risk misrepresenting our political activities. Trade associations operate independently and we do not necessarily agree with all of the positions taken by trade associations. We may join trade associations and similar organizations for non-political reasons intended to further our commercial interests, educate our employees or further our ability to serve customers. In addition, the Company cannot report the extent to which any lobbying by such organizations might be proportionately attributable to our membership dues, and any effort to collect such information would be a costly diversion of management’s attention from the Company’s business.

Finally, the proposal is vague, unworkable and may create confusion as to what qualifies as a lobbying expense. The definition of lobbying and payments considered lobbying related are not consistent across different jurisdictions and could include expenses, such as salaries and office rents in some jurisdictions, not traditionally included in the calculation in other jurisdictions. Adopting a policy as set forth in the proposal would result in an unnecessary and unproductive use of Company resources that would be inconsistent in its application across multiple jurisdictions. We believe that the Company’s current policies and practices with regard to lobbying activities, together with applicable federal and state reporting requirements, appropriately balance the Company’s interests in participating in the political process and the public interest in disclosure.

Vote Required

Approval of the shareholder proposal requires the affirmative vote of the holders of a majority of the total number of shares of our Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote, provided that a quorum is present. Pursuant to applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as negative votes. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal, and broker non-votes will have no effect on the outcome of the vote.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL REGARDING DISCLOSURE OF LOBBYING POLICIES AND PRACTICES.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS FOR 2014

Proposals from shareholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”). We provide shareholders with the opportunity, under certain circumstances and consistent with our Amended and Restated By-Laws and the rules of the Securities and Exchange Commission, to participate in the governance of the Company by submitting shareholder proposals or director nominations that they believe merit consideration at the Annual Meeting of Shareholders for 2014. To enable management to analyze and respond to proposals or director nominations that shareholders wish to have included in the proxy statement and proxy card for the Annual Meeting of Shareholders for 2014, any such proposal or director nomination must be received by us in writing no later than December 4, 2013 consistent with Rule 14a-8. Any shareholder proposal or director nomination for the Annual Meeting of Shareholders for 2014 that is not intended for inclusion in the proxy statement and proxy card will be considered “untimely” if it is received by us earlier than January 14, 2014 or after February 13, 2014. An untimely proposal may not be brought before or considered at our Annual Meeting of Shareholders for 2014. Any shareholder proposal or director nomination submitted must also be made in compliance with our Amended and Restated By-Laws. For more information regarding our by-law procedures for director nominations, please refer to “Corporate Governance — Nomination Process and Qualifications for Director Nominees.”

Proxies solicited by the Board of Directors for the Annual Meeting of Shareholders for 2014 may confer discretionary authority to vote on any untimely shareholder proposals or director nominations without express direction from shareholders giving such proxies. All shareholder proposals and director nominations must be addressed to the attention of the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408. The Chairman of the annual meeting of shareholders may refuse to acknowledge the introduction of any shareholder proposal or director nomination not made in compliance with the foregoing procedures.

OTHER BUSINESS

As of April [—], 2013, our Board of Directors is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

Ronald S. Milstein Executive Vice President, Legal and External Affairs, General Counsel and Secretary

Appendix A

PROPOSED AMENDMENTS TO LORILLARD, INC.’S AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION FOR DECLASSIFICATION

OF THE BOARD OF DIRECTORS

Article FIFTH, Paragraph C. of Lorillard, Inc.’s Amended and Restated Certificate of Incorporation is proposed to be amended and restated in its entirety as follows:

C. ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2009 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2010 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2011 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 2009, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~ At each annual meeting of stockholders beginning at the 2013 Annual Meeting of Stockholders, directors whose terms expire at that meeting (or such directors’ successors) shall be elected for a one-year term. Accordingly, at the 2013 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2014 Annual Meeting of Stockholders; at the 2014 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2015 Annual Meeting of Stockholders; and at the 2015 Annual Meeting of Stockholders and each Annual Meeting of Stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next Annual Meeting of Stockholders.

Article FIFTH, Paragraph E. of Lorillard, Inc.’s Amended and Restated Certificate of Incorporation is proposed to be amended and restated in its entirety as follows:

E. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. ~~Any director of any class elected to fill a vacancy~~ Prior to the termination of the division of directors into three classes, any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class or, following the termination of the division of directors into three classes, directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders held after their election as directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors ~~of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors~~ shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (i) any ~~or all of the directors of the Corporation may be removed from office at any time, but only for cause at a~~ director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders ~~at which a quorum is present and only by~~ following the election of such class shall be removable only for cause, and all other directors shall be removable either with or without cause, and (ii) the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or

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series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by the terms of such class or series of such Preferred Stock~~.

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Appendix B

LORILLARD, INC.

INDEPENDENCE STANDARDS FOR DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines that contain director qualifications. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with Lorillard, Inc. or any of its subsidiaries (together, the “Company”), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. When making independence determinations, the Board will consider all relevant facts and circumstances, as well as all applicable legal and regulatory requirements, including NYSE corporate governance requirements and the rules and regulations of any other regulatory or self-regulatory body with jurisdiction over the Company. Notwithstanding the foregoing, none of the following relationships shall automatically disqualify any director or nominee from being considered “independent”:

(a) More than three years ago, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) (i) During any twelve-month period during the preceding three years, the director has received, or has an immediate family member who has received, less than $120,000 in direct compensation from the Company; or (ii) during any twelve-month period during the preceding three years the director has received, or has an immediate family member who has received, director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (iii) more than three years ago, the director has received, or has an immediate family member who has received, any such compensation (including amounts over $120,000 per year);

(c) The director or an immediate family member of the director is or was employed within the past three years as an executive officer of another organization for which any of the Company’s present executive officers at the same time serves or served on that organization’s board of directors (or similar body) or any committee thereof, except that the foregoing shall not apply to service by such executive officer on such organization’s compensation committee; or

(d) (i) The director is or was an employee, executive officer, partner (other than a limited partner) or significant equity holder of another organization that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other organization’s consolidated gross revenues, or (ii) an immediate family member of the director is or was an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

In addition to these guidelines, members of certain committees of the Board, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

For purposes of these guidelines: (1) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b), above; (2) in applying the test under (d), above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (3) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; (4) a significant equity holder of an organization will normally be considered a shareholder, limited partner or member owning 10% or more of the voting or equity interests in that organization; and (5) a director’s service as a non-employee Chairman of the Board of Directors of the Company shall not be deemed employment by the Company under (a) above.

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Appendix C

LORILLARD, INC.

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (NON-GAAP) RESULTS

(Amounts in millions, except per share data)

The reconciliation provided below reconciles the non-GAAP financial measures adjusted operating income, adjusted net income and adjusted diluted earnings per share, with the most directly comparable GAAP financial measures, reported operating income, reported net income and reported diluted earnings per share, for the years ended December 31, 2012 and 2011. Lorillard management uses adjusted (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. Adjusted (non-GAAP) results are not, and should not be viewed as, substitutes for reported (GAAP) results.

The adjustments to reported results summarized below remove the following items: (1) the favorable impact of mark-to-market pension adjustments recorded by Reynolds American Inc. (“RAI”) in the fourth quarters of 2012 and 2011 on Lorillard’s tobacco settlement expense; (2) the unfavorable impact of adjustments to certain operating income data as reported in the years 2001 through 2005 by RJ Reynolds Tobacco Company (“RJRT”) in the first quarter of 2012 on Lorillard’s tobacco settlement expense; and (3) expenses incurred in conjunction with the acquisition of blu eCigs.

	Year ended December 31, 2012
	Operating Income	Net Income	Diluted EPS
Reported (GAAP) results	$1,878	$1,099	$2.81
GAAP results include the following:
(1) Impact of RAI mark-to-market pension accounting adjustments on Lorillard’s tobacco settlement expense included in cost of sales	(8)	(5)	(0.01)
(2) Impact of RJRT adjustments to its 2001 - 2005 operating income and restructuring charges on Lorillard’s tobacco settlement expense included in cost of sales	7	5	0.01
(3) Expenses incurred in conjunction with the acquisition of blu eCigs included in selling, general and administrative expenses	6	4	0.01

Adjusted (Non-GAAP) results	$1,883	$1,103	$2.82

	Year ended December 31, 2011
	Operating Income	Net Income	Diluted EPS
Reported (GAAP) results	$1,892	$1,116	$2.66
(1) Impact of RAI mark-to-market pension accounting adjustments on Lorillard’s tobacco settlement expense included in cost of sales	(25)	(15)	($0.03)

Adjusted (Non-GAAP) results	$1,867	$1,101	$2.63

C-1

Admission Ticket”C123456789”““000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext”Electronic Voting Instructions”Available 24 hours a day, 7 days a week!”Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. “VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.”Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 13, 2013”““Vote by Internet” Go to www.investorvote.com/LO” Or scan the QR code with your smartphone” Follow the steps outlined on the secure website”““Vote by telephone” Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone” Follow the instructions provided by the recorded message”““Lorillard, Inc.”IMPORTANT ANNUAL MEETING INFORMATION 000004”ENDORSEMENT_LINE SACKPACK ”““MR A SAMPLE”DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6”Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.”““Annual Meeting Proxy Card 1234 5678 9012 345”““qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q”““A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4 and AGAINST Proposal 5.”1. To amend the Lorillard, Inc. Amended and Restated Certificate of For Against Abstain Incorporation to declassify the Board of Directors (the “Declassification Amendment”) and provide for the annual election of directors.”““2. To elect the three nominees named below to hold office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if the Declassification Amendment in Proposal No. 1 is not approved):”““3. Advisory vote to approve the Company’s executive compensation.”“4. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. ““5. Shareholder proposal on disclosure of lobbying policies and practices.”For Against Abstain”“01 - Andrew H. Card, Jr. ““02 - Virgis W. Colbert”“03 - Richard W. Roedel”For Against Abstain”B Non-Voting Items”Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.”“C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below”“Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.”“C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND”MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND”MMMMMMM1UP X 1 6 0 6 2 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +”“01LXNC”

.”LORILLARD, INC.”THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.”ADMISSION TICKET”Annual Meeting of Shareholders for 2013 May 14, 2013 at 10:00 a.m.”O.Henry Hotel 624 Green Valley Road Greensboro, NC 27408”Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.”The Proxy Statement and the 2012 Annual Report to Shareholders are available at: http://investors.lorillard.com/phoenix.zhtml?c=134955&p=irol-proxy”qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q”Proxy — Lorillard, Inc. “This proxy is solicited on behalf of the Board of Directors of Lorillard, Inc. for the Annual Meeting of Shareholders for 2013 on May 14, 2013.”The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders for 2013 of Lorillard, Inc. (“Lorillard” or the “Company”) and the accompanying Proxy Statement for the Annual Meeting of Shareholders for 2013 to be held on May 14, 2013 starting at 10:00 a.m., eastern daylight time, at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, and (2) appoints Murray S. Kessler and David H. Taylor, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of Lorillard that the undersigned would be entitled to cast if personally present at the annual meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the annual meeting, all in accordance with, and as described in, the accompanying Notice of Annual Meeting of Shareholders for 2013.”The Board of Directors makes the following recommendation: (1) a vote “FOR” amending the Lorillard, Inc. Amended and Restated Certificate of Incorporation to declassify the Board of Directors (the “Declassification Amendment”) and provide for the annual election of directors; (2) a vote “FOR” the election of each of the three nominees named in the attached Proxy Statement to hold office until the Annual Meeting of Shareholders for 2014 (or as Class II Directors until the Annual Meeting of Shareholders for 2016 if the Declassification Amendment in Proposal No. 1 is not approved), and until their successors are duly elected and qualified; (3) a vote “FOR” the non-binding, advisory vote to approve the Company’s executive compensation; (4) a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and (5) a vote “AGAINST” the shareholder proposal on disclosure of lobbying policies and practices.”The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of Lorillard and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.”(Continued and to be marked, dated and signed, on the other side)”“““